                                                                   EXHIBIT 10.30



                                POWER PURCHASE


                                      AND


                           INTERCONNECTION AGREEMENT


                                    BETWEEN


                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                                      AND


                       CAMDEN COGEN, LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                            PAGE

              RECITALS.......................................................  1

ARTICLE I     DEFINITIONS....................................................  4
ARTICLE II    GENERAL CONDITIONS OF DELIVERY AND ACCEPTANCE
              OF ELECTRIC ENERGY AND CAPACITY................................ 12

              Section A Warranty of Qualifying Facility
                        Status............................................... 13

              Section B Repeal of PURPA...................................... 13

              Section C Verification and Nomination
                        of Capacity.......................................... 14

              Section D Exceptions to Obligations to Accept
                        Net Electrical Power Output.......................... 16

              Section E Obligation to Provide Reactive
                        Power................................................ 19

              Section F Condition Precedent.................................. 19

ARTICLE III   TERM........................................................... 21

ARTICLE IV    PURCHASE PRICE AND PAYMENT CONDITIONS.......................... 21

              Section A Monthly Energy Charge................................ 22

              Section B Monthly Capacity Charge.............................. 25

              Section C Monthly Service charge............................... 28

              Section D PSE&G Right of First Refusal......................... 28

              Section E Excessive Rate....................................... 29

              Section F Replacement Energy and Capacity
                        Costs................................................ 31

              Section G Abandonment Cancellation or
                        Failure to Complete.................................. 35

              Section H Security Provision................................... 36

ARTICLE V     PHASE-IN PERIOD................................................ 45

ARTICLE VI     BILLING AND PAYMENT........................................... 46

ARTICLE VII    INTERCONNECTION............................................... 48

               Section A Design, Construction and
                         Installation of Interconnection..................... 48

               Section B Interconnection Costs............................... 51

               Section C Credit for Interconnection Costs.................... 56

               Section D Cancellation Costs.................................. 58

ARTICLE VIII   OPERATIONS COORDINATION....................................... 60

ARTICLE IX     NET ELECTRICAL POWER OUTPUT SPECIFICATIONS.................... 63

ARTICLE X      METERING/RECORDS.............................................. 64

ARTICLE XI     USE OF THE PUBLIC SERVICE SYSTEM.............................. 73

ARTICLE XII    EASEMENTS..................................................... 73

ARTICLE XIII   PERMITS/APPROVALS............................................. 75

ARTICLE XIV    DEDICATION OF FACILITIES...................................... 77

ARTICLE XV     REARRANGEMENT................................................. 77

ARTICLE XVI    COGENERATION FACILITY/SUBSTATION FACILITY..................... 79

ARTICLE XVII   LIABILITY..................................................... 87

ARTICLE XVIII  FORCE MAJEURE................................................. 88

ARTICLE XIX    PROTECTIVE DEVICES............................................ 90

ARTICLE XX     INDEMNIFICATION............................................... 91

ARTICLE XXI    INSURANCE..................................................... 93

ARTICLE XXII   WARRANTIES.................................................... 96

ARTICLE XXIII  EVENTS OF TERMINATION......................................... 96

ARTICLE XXIV   EVENTS OF DEFAULT AND BREACH OF CONTRACT......................100

                   Section A Default by SELLER...............................100

                   Section B Default by PSE&G................................103

                   Section C Remedies........................................105

ARTICLE XXV        ARBITRATION...............................................106

ARTICLE XXVI       SPECIFIC PERFORMANCE......................................110

ARTICLE XXVII      ENTIRE AGREEMENT..........................................111

ARTICLE XXVIII     ASSIGNMENT/TRANSFER.......................................111

ARTICLE XXIX       CURE BY FINANCIER.........................................113

ARTICLE XXX        FINANCIER SECURITY AGREEMENTS.............................116

ARTICLE XXXI       DETERMINATION OF PSE&G COSTS..............................118

ARTICLE XXXII      STANDARD FOR PERFORMANCE..................................118

ARTICLE XXXIII     STANDBY ELECTRIC SERVICE..................................119

ARTICLE XXXIV      SUCCESSORS AMD ASSIGNS....................................120

ARTICLE XXXV       CHOICE OF LAW.............................................121

ARTICLE XXXVI      CAPTIONS..................................................121

ARTICLE XXXVII     COUNTERPARTS..............................................121

ARTICLE XXXVIII    MISCELLANEOUS.............................................122

ARTICLE XXXIX      RESERVATIONS..............................................122

ARTICLE XL         SURVIVAL OF OBLIGATIONS...................................123

ARTICLE XLI        NOTICES...................................................123

                                 CAMDEN COGEN

                                POWER PURCHASE

                                      AND

                           INTERCONNECTION AGREEMENT


     This AGREEMENT made and entered as of the 15th day of April, 1988 by and between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation (PSE&G) and CAMDEN COGEN, L. P., a partnership (SELLER) initially consisting of subsidiaries of the GENERAL ELECTRIC POWER FUNDING CORPORATION.

                                   RECITALS

     WHEREAS, SELLER proposes to finance, design, construct, own and operate a grid connected COGENERATION FACILITY which is to be located within the electric service territory of PSE&G at the property of CAMPBELL SOUP COMPANY (CAMPBELL) at the, City of Camden, County of Camden, State of New Jersey;

     WHEREAS, SELLER intends to sell exclusively to PSE&G electric energy and capacity produced by the COGENERATION FACILITY, net of energy and capacity consumed by in-plant loads, and PSE&G, in recognition of its obligation under the Public Utility Regulatory Policies Act Of 1978 (16 U.S.C. Section 796 et seq.) (PURPA) as implemented by the Federal Energy Regulatory Commission (FERC or Commission) and the State of New Jersey Board of Public Utilities (NJBPU), will purchase pursuant to the terms and conditions set forth herein one hundred percent (100%) of such NET ELECTRICAL POWER OUTPUT from the COGENERATION FACILITY;

     WHEREAS, SELLER will obtain pursuant to the rules and regulations of the FERC, set forth at 18 C.F.R. 292.207(a), a certification that the COGENERATION FACILITY is a qualifying facility in accordance with 18 C.F.R. Section 292.203;

     WHEREAS, SELLER intends to construct and shall maintain the COGENERATION FACILITY in compliance with the regulations of the FERC applicable to qualifying facility status during the term of this AGREEMENT;

     WHEREAS, SELLER has advised PSE&G that the NET ELECTRICAL POWER OUTPUT of the COGENERATION FACILITY will be approximately one hundred (100) megawatts on an average annual basis;

     WHEREAS, SELLER anticipates that it will commence pre-operational testing of PROJECT equipment and facilities within 20 MONTHS of SELLER's issuance of the RELEASE NOTICE to PSE&G;

     WHEREAS, SELLER anticipates that the DATE OF INITIAL OPERATION for the PROJECT will occur within 22 MONTHS of SELLER's issuance of the RELEASE NOTICE to PSE&G;

     WHEREAS, SELLER anticipates that the DATE OF COMMERCIAL OPERATION for the PROJECT will occur within 25 MONTHS of SELLER's issuance of the RELEASE NOTICE to PSE&G;

     WHEREAS, SELLER intends to enter into an agreement with CAMPBELL pursuant to which CAMPBELL will agree to purchase and SELLER will agree to sell to CAMPBELL thermal energy;

     WHEREAS, PSE&G is a public utility as defined in N.J.S.A. 48:2-13 and, as such, is required by applicable statutes and regulations to furnish safe, adequate and proper service to its retail and sale-for-resale customers and further, to have and maintain its property, plant and equipment in such condition as to enable it to do so;

     WHEREAS, SELLER has requested PSE&G to design, construct, install, operate and maintain the INTERCONNECTION so as to interconnect the PROJECT with the electric transmission facilities of PSE&G emanating from PSE&G's Gloucester Switching Station.

     WHEREAS, PSE&G is a member of the Pennsylvania-New Jersey-Maryland Interconnection (PJM);

     WHEREAS, PJM is a fully coordinated power pool which, pursuant to an agreement executed by and among its members, affords to the member utilities for the benefit of their customers reliable electric service at the lowest possible cost;

     WHEREAS, PSE&G has conducted engineering studies and has determined that it is feasible to design, construct, install, operate and maintain the INTERCONNECTION and to receive NET ELECTRICAL CAPACITY and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY and delivered to the RECEIPT POINT, over the term of this AGREEMENT; and

     NOW, THEREFORE, in consideration of the recitals and mutual covenants contained herein, the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     The following terms when used herein with capitalization shall have the following meanings, unless a different meaning shall be expressly stated:

     AGREEMENT means this Power Purchase and Interconnection Agreement between SELLER and PSE&G.

     CANCELLATION COSTS means the actual costs and/or liabilities PSE&G incurs in connection with: (i) cancellation of supplier and/or contractor orders/agreements entered into to install and construct the INTERCONNECTION; and, (ii) completion of specific unfinished portions of the INTERCONNECTION and/or removal of INTERCONNECTION FACILITIES which have been installed to the extent such completion or removal is required to maintain the integrity, safety or reliability of the PSE&G transmission network.

     COGENERATION FACILITY means the waste heat boilers, gas and steam turbines, generators, fuel oil storage and all appurtenant structures and equipment to be constructed, installed, owned/leased, operated and maintained by SELLER at CAMPBELL, for the purpose of generating steam and electricity and other forms of useful thermal energy output and having an installed name plate rating of 153.2 megawatts.

     COMMERCIAL OPERATION means the production of electric power and energy by all the electric generation units at the COGENERATION FACILITY and the supply of such electric power and energy to PSE&G at the RECEIPT POINT after the DATE OF COMMERCIAL OPERATION.

     CREDIT means the escrow account to be established by SELLER with the ESCROW AGENT or an Irrevocable Letter of Credit to be established by SELLER with ISSUER for and issued to PSE&G, as beneficiary, pursuant to and in accordance with the provisions of ARTICLE VII of this AGREEMENT.

     DATE OF COMMERCIAL OPERATION means the date the Parties hereto designate by mutual agreement not to be unreasonably withheld as the date on which all electric generation units at the COGENERATION FACILITY have been completed, satisfactorily tested and inspected and are available for and capable of: (i) production of electrical capacity and energy; and (ii) the delivery thereof to PSE&G at the RECEIPT POINT.

     DATE OF INITIAL OPERATION means the date on which SELLER synchronizes, for the first time, any electric generation unit at the COGENERATION FACILITY with the PUBLIC SERVICE SYSTEM.

     FINANCIER means any individual(s) or entity(ies) and any representative(s) or trustee(s) for any such individual(s) or entity(ies)):(i) lending money to SELLER for: (a) the construction or term financing of the PROJECT; (b) the establishment and/or maintenance of working capital requirements; and/or (c) the refinance or take-out of any such loan(s); and/or (ii) participating as an equity investor in the PROJECT; and/or (iii) any lessor under a lease finance arrangement.

     INITIAL OPERATION means the production of electric capacity and energy after the DATE OF INITIAL OPERATION and prior to the DATE OF COMMERCIAL OPERATION by any electric generation unit(s) at the COGENERATION FACILITY and the supply of such electric capacity and energy to PSE&G at the RECEIPT POINT.

     INTERCONNECTION means the 69,000-volt circuit reinforcements, extensions and associated terminal facility reinforcements to the PUBLIC SERVICE SYSTEM to be designed, constructed, and installed by PSE&G to interconnect the PROJECT with and to the PUBLIC SERVICE SYSTEM for the purpose of enabling PSE&G to receive the NET ELECTRICAL POWER OUTPUT from the COGENERATION FACILITY pursuant to the terms and conditions of this AGREEMENT. The Proposed Plan for the INTERCONNECTION is set forth in Exhibit 1.

     ISSUER means commercial bank or other entity issuing the CREDIT.

     LOAN AGREEMENT means any agreement between SELLER and one or more FINANCIERS pursuant to which SELLER arranges for and obtains debt financing to construct and/or operate the PROJECT.

     MONTH means the calendar month commencing at 12:00.01 a.m. Eastern Time on the first day of the calendar month and concluding at midnight Eastern Time on the final day of the same calendar month.

     NET ELECTRICAL CAPACITY means the average monthly amount of electrical capacity in kilowatts produced by any electric generation unit(s) at the COGENERATION FACILITY during ON PEAK PERIODS and delivered to PSE&G at the RECEIPT POINT.

     NET ELECTRICAL ENERGY means the amount of electrical energy in kilowatt hours produced by any electric generation unit(s) at the COGENERATION FACILITY and delivered to PSE&G at the RECEIPT POINT.

     NET ELECTRICAL POWER OUTPUT means the amount of NET ELECTRICAL ENERGY and NET ELECTRICAL CAPACITY delivered to PSE&G at the RECEIPT POINT which is that electric energy and capacity generated by the COGENERATION FACILITY less electric energy and capacity consumed by the COGENERATION FACILITY'S in-plant load.

     OFF PEAK PERIOD means all other hours of a week exclusive of the ON PEAK PERIOD.

     ON PEAK PERIOD means, as specified in PSE&G's Purchased Electric Power Tariff, the period from 7:00 a.m. to 9:00 P.M. (Eastern Time) Monday through Friday, or as otherwise designated in PSE&G's Purchased Electric Power Tariff then in effect.

     PAYMENT SCHEDULE means the statement reflecting the amount of money PSE&G estimates it will expend and SELLER will pay each MONTH during procurement and/or construction to pay the costs associated with the design, construction and installation of the INTERCONNECTION and other interconnection tasks, the costs for which are denominated in this AGREEMENT as costs associated with the design, construction and installation of the INTERCONNECTION.

     PROJECT means the COGENERATION FACILITY, SUBSTATION FACILITY and associated facilities and equipment to be constructed, owned/leased, operated and maintained by SELLER at CAMPBELL for the purpose of producing, among other things, electric power.

     PUBLIC SERVICE SYSTEM means the electric power generation, transmission, subtransmission and distribution facilities owned, operated and maintained by PSE&G, which will include, after construction and installation, the circuit reinforcements, extensions and associated terminal facility reinforcements required to complete the INTERCONNECTION.

     RECEIPT POINT, also referred to as POINT OF INTERCONNECTION, means the point of physical connection of the PROJECT to the PSE&G 69kV subtransmission system located at the point at which the PSE&G 69kV subtransmission system meets with and connects to the SUBSTATION FACILITY. The RECEIPT POINT is identified in the Proposed Plan for the INTERCONNECTION (hereinafter sometimes referred to as Exhibit 1).

     RELEASE NOTICE means the written notice SELLER gives to PSE&G authorizing PSE&G to commence the tasks associated with the design, construction and installation of the INTERCONNECTION.

     REQUIRED PERMIT means any permit, license or approval from any regulatory or governmental body which is required to be obtained by PSE&G to install, construct, own, operate and/or maintain the INTERCONNECTION.

     SUBSTATION FACILITY means the new 69kV substation to be designed, constructed, installed, owned, operated and maintained by SELLER at the PROJECT which is required to connect the COGENERATION FACILITY with the PUBLIC SERVICE SYSTEM so as to enable SELLER to supply to PSE&G at the RECEIPT POINT, in a safe and reliable manner the NET ELECTRICAL POWER OUTPUT.

     SUMMER SEASON means the period of time from June 1 to September 30 inclusive of any year.

     SYSTEM EMERGENCY means the existence of a physical or operational condition and/or the occurrence of an event on the PUBLIC SERVICE SYSTEM (or PJM System) which in PSE&G's sole judgment is: (i) imminently likely to endanger life or property; or (ii) impairs and/or imminently will impair: (a) PSE&G's ability to discharge its statutory obligation(s) to provide safe, adequate and proper service to its retail and sale-for-resale customers; and/or (b) the safety and/or reliability of the PUBLIC SERVICE SYSTEM (or PJM System).

     WINTER SEASON means the consecutive period of time from December 1 to the last day in February inclusive.

                                  ARTICLE II
                      GENERAL CONDITIONS OF DELIVERY AND
                  ACCEPTANCE OF ELECTRIC ENERGY AND CAPACITY

     Except as otherwise provided herein, SELLER agrees to deliver and PSE&G agrees to accept during the term of this AGREEMENT the NET ELECTRICAL POWER OUTPUT from the COGENERATION FACILITY.

                                   SECTION A
                    WARRANTY OF QUALIFYING FACILITY STATUS

     SELLER warrants that at the date of first power deliveries from SELLER's COGENERATION FACILITY and subject to Section B of this ARTICLE, during the term of this AGREEMENT, the COGENERATION FACILITY shall meet the requirements for a Qualifying Facility as established by the FERC's Rules and Regulations set forth in Title 18, Code of Federal Regulations, Part 292, Subpart B, Section 292 et seq. Subject to Section B of this ARTICLE, SELLER's obligation to supply and PSE&G's obligation to accept NET ELECTRICAL POWER OUTPUT shall be conditioned on SELLER's obtaining the requisite Qualifying Facility status as set forth in PURPA and the Rules and Regulations of the FERC implementing same and maintaining those conditions during the term of this AGREEMENT as applicable to the COGENERATION FACILITY with respect to Qualifying Facility status.

                                   SECTION D
                                REPEAL OF PURPA

     In the event that (i) PURPA is for any reason no longer in effect, or (ii) the COGENERATION FACILITY ceases to qualify as a Qualifying Facility under PURPA for any reason not within the control of SELLER, including but not limited to a reduction or cessation in thermal energy use at CAMPBELL, the rights and obligations of SELLER and PSE&G under this AGREEMENT will continue so long as the NJBPU does not take any action which would prevent PSE&G from full and timely recovery from its customers of all costs and charges paid to SELLER for capacity and energy delivered to PSE&G, and so long as the continued operation of the COGENERATION FACILITY and the continued purchase of the NET ELECTRICAL POWER OUTPUT by PSE&G at the rates set forth herein does not violate any federal, state or local law, ordinance or regulation or subject SELLER or its owners to regulation under the Public Utility Holding Company Act of 1935 (PUHCA) where such regulation is unreasonably burdensome. If the continued operation of the COGENERATION FACILITY as a result of the occurrence of the events specified in (i) or (ii) above would violate any such law, ordinance or regulation or would subject SELLER or its owners to regulation under PUHCA where such regulation is unreasonably burdensome, the Parties shall negotiate in good faith to attempt to reach an agreement on a power sale contract, lease or other arrangement which will provide for the continued purchase of the NET ELECTRICAL POWER OUTPUT by PSE&G under terms which provide the same economic benefit to the Parties as is provided under this AGREEMENT. If the NJBPU no longer permits such full and timely recovery or the existing recovery mechanism for such costs is changed, modified, and/or eliminated; and if an event specified in (i) or (ii) above has occurred, the Parties shall negotiate in good faith to attempt to reach an agreement on a power sale contract, lease or other arrangement which will provide for the continued purchase of the NET ELECTRICAL POWER OUTPUT by PSE&G at a rate which provides substantially similar economic benefits to the Parties as is provided under this Agreement and which the NJBPU will permit PSE&G to recover from its ratepayers. If, after such negotiations, the Parties are unable to reach such an agreement, either Party may exercise any other remedy provided under the AGREEMENT.

                                   SECTION C
                    VERIFICATION AND NOMINATION OF CAPACITY

     In order to establish SELLER's obligation to deliver NET ELECTRICAL CAPACITY to PSE&G and PSE&G's obligation to pay for such NET ELECTRICAL CAPACITY in accordance with the terms and conditions of this AGREEMENT, SELLER has nominated the following nominal net seasonal capacity levels, specific to the reference ambient temperature indicated:

                  SUMMER SEASON   117 MW /at/ 72 /degrees/ F
                  WINTER SEASON   124 MW /at/ 33 /degrees/ F

     The parties agree that NET ELECTRICAL CAPACITY delivered is a function of ambient temperature and that nominated values are to be adjusted to actual prevailing average ambient temperature conditions for purposes of determining whether any excess capacity has been delivered pursuant to ARTICLE IV B 1.

     SELLER shall be entitled to an initial renomination of the SUMMER SEASON and WINTER SEASON nominal net season capacity based upon performance, test or demonstrated results from actual operations prior to ninety (90) days after the DATE OF COMMERCIAL OPERATION. These renominated values shall be in effect until a future renomination is made in accordance with this Section C, for all purposes of this AGREEMENT.

     SELLER shall be entitled to renominate the value(s) of the SUMMER SEASON and/or WINTER SEASON net seasonal capacity levels every three years, starting from the date of the initial renomination or the DATE OF COMMERCIAL OPERATION if no initial renomination is made, for the balance of the term of this AGREEMENT. In no event however shall any renominated capacity value lie outside a range of plus or minus 10% of the SUMMER SEASON and/or WINTER SEASON net seasonal capacity values determined for the initial renomination or the values set forth in this section if no initial renomination is made.

     Each subsequent renomination after the initial renomination shall be based on the COGENERATION FACILITY's projected performance based on actual or test results during expected ambient conditions in the SUMMER SEASON and/or WINTER SEASON. SELLER agrees to provide PSE&G with all data reasonably necessary for PSE&G to confirm the renominated value(s).

                                   SECTION D
                      EXCEPTIONS TO OBLIGATION TO ACCEPT
                          NET ELECTRICAL POWER OUTPUT

     Notwithstanding the above, and in addition to the provisions of ARTICLE XVIII of this AGREEMENT, PSE&G shall be excused from accepting all or a portion of SELLER's NET ELECTRICAL POWER OUTPUT if:

     (1) The COGENERATION FACILITY fails to comply with the Interconnection, Protection and Safety Requirements and Standards for Customer-Owned Generating Facilities as set forth in Exhibit 2.

     (2) PSE&G is unable to back down its own generation sufficiently to accept the NET ELECTRICAL POWER OUTPUT from the COGENERATION FACILITY without jeopardizing the integrity of the PUBLIC SERVICE SYSTEM (or the PJX System).

     (3) Transmission facilities are loaded to their published ratings and continued or increased power output from the COGENERATION FACILITY would adversely affect the reliability of the PUBLIC SERVICE SYSTEM (or the PJM System).

     (4) During any light load period within the meaning of 18 C.F.R. Section 292.304(f) which, due to operational circumstances, purchases from the COGENERATION FACILITY will result in costs greater than those which PSE&G would incur if it did not make such purchases but instead generated an equivalent amount of energy itself. PSE&G will use its best efforts to treat SELLER equally with all other non-utility generation on the PUBLIC SERVICE SYSTEM in accordance with established procedures. PSE&G shall give notice to SELLER in time for SELLER to cease the delivery of NET ELECTRICAL POWER OUTPUT which shall be no less than two (2) hours.

     (5) During any SYSTEM EMERGENCY if such purchases would contribute to such SYSTEM EMERGENCY.

     (6) PSE&G intentionally interrupts acceptance of the COGENERATION FACILITY'S NET ELECTRICAL POWER OUTPUT to conduct planned maintenance of the interconnection or adjacent transmission, and/or subtransmission facilities.

     All cases of PSE&G's refusal to purchase from SELLER shall be subject subsequently to verification by the NJBPU, if requested by SELLER. Where practicable, PSE&G shall give SELLER advance notice of any interruption, curtailment or reduction effected pursuant to this ARTICLE, the circumstances requiring or necessitating the interruption, curtailment or reduction of PSE&G's acceptance of the COGENERATION FACILITY'S NET ELECTRICAL POWER OUTPUT and, if able, the reasons therefor, and the extent and duration thereof. In the event PSE&G is unable, for any reason, to give SELLER advance notice of such an interruption, curtailment or reduction of such acceptance of the COGENERATION FACILITY'S NET ELECTRICAL POWER OUTPUT, PSE&G shall, as soon thereafter as practicable, contact SELLER to confirm such interruption, curtailment or reduction, explaining the circumstances requiring or necessitating the interruption, curtailment or reduction, and, if able, furnish the reasons therefor and the extent and duration thereof. At SELLER's request, PSE&G shall provide written notice to SELLER explaining the circumstances requiring or necessitating any interruption, curtailment or reduction of service effective pursuant to this ARTICLE. PSE&G will resume the acceptance of the COGENERATION FACILITY'S NET ELECTRICAL POWER OUTPUT when the reason for the interruption, curtailment or reduction no longer exists.

     In the event acceptance of the COGENERATION FACILITY'S NET ELECTRICAL POWER OUTPUT is interrupted, curtailed or reduced by PSE&G for any reason specified in this ARTICLE, PSE&G agrees to use its best efforts (consistent with PSE&G's existing obligations to restore service to its retail and wholesale customers) to correct any condition and to restore acceptance of such power.

SELLER expressly agrees that PSE&G is not liable for damages of any kind to SELLER or any third party, all as more fully set forth in ARTICLE XVII and
ARTICLE XX of this AGREEMENT, due to PSE&G's failure to accept the COGENERATION FACILITY'S NET ELECTRICAL POWER OUTPUT for any of the reasons expressed above.

                                   SECTION E
                     OBLIGATION TO PROVIDE REACTIVE POWER

     PSE&G may request, and, when requested, SELLER shall use best efforts to provide reactive power, leading or lagging, from the COGENERATION FACILITY up to the operating limits of the COGENERATION FACILITY to the extent that it does not require a reduction in NET ELECTRICAL POWER OUTPUT and further, in the event of a SYSTEM EMERGENCY, PSE&G may request SELLER to provide reactive power, leading or lagging, from the COGENERATION FACILITY and, if PSE&G makes such a request, SELLER shall use its best efforts to provide same up to the operating limits of the COGENERATION FACILITY, whether or not same requires a reduction in NET ELECTRICAL POWER OUTPUT.

                                   SECTION F
                             CONDITIONS PRECEDENT

     The following shall be conditions precedent to the effectiveness of this
AGREEMENT: (i) A subsequent finding by the NJBPU in an Order that this AGREEMENT, as presently constituted, is reasonable and prudent throughout the term of this AGREEMENT and that PSE&G will be able to flow through to and/or fully and timely recover from its ratepayers through the Levelized Energy Adjustment Clause or its successor all purchased power costs incurred by PSE&G pursuant to this AGREEMENT, which approval by the NJBPU shall be under terms and conditions reasonably acceptable to both PSE&G and SELLER;
(ii) Execution of a Thermal Energy Sale Contract between SELLER and CAMPBELL, and delivery of a copy of such Contract to PSE&G which shall be subject to PSE&G's review and approval. PSE&G's review and approval shall be made solely for the purpose of ensuring that such Contract is reasonably compatible with the terms and conditions of this AGREEMENT. PSE&G's review and approval shall not be unreasonably withheld or delayed, and (iii) recertification by the FERC that the COGENERATION FACILITY is a Qualifying Facility in accordance with 18 C.F.R.
Section 292.203.

     After the foregoing conditions have been satisfied, the Parties shall, within thirty (30) days, affirm in writing, executed by both Parties, that the conditions precedent have been satisfied. In the event said conditions precedent are not satisfied, this AGREEMENT shall be void.

                                  ARTICLE III
                                     TERM

     Subject to the condition precedent set forth in ARTICLE II above, this AGREEMENT shall enter into effect as of the date first above written and shall continue in effect for an initial term ending twenty (20) years from the DATE OF COMMERCIAL OPERATION. Upon the expiration of the initial term, this AGREEMENT may be renewed for two (2) successive five (5) year renewal terms subject to mutual agreement of the parties provided written notice of intent to renew is given by either PSE&G or SELLER to the other no less than three (3) years prior to the expiration of the then pending term.

     At the expiration of the initial term or a renewal term, if applicable, this AGREEMENT and each party's obligation(s) hereunder shall automatically terminate as of the effective date thereof; provided, however, expiration of this AGREEMENT shall not relieve either party from any obligation arising under this AGREEMENT to pay any monies due to the other party which monetary obligation was incurred prior to the date of expiration of this AGREEMENT.

                                  ARTICLE IV
                     PURCHASE PRICE AND PAYMENT CONDITIONS

     During the period of INITIAL OPERATION, PSE&G agrees to pay SELLER a Monthly Energy Charge determined in accordance with Section A of this ARTICLE.

     Thereafter, PSE&G agrees to pay SELLER during years one (1) through twenty
(20) of this AGREEMENT, a Monthly Energy Charge and a Monthly Capacity Charge as defined below for all NET ELECTRICAL POWER OUTPUT delivered in accordance with Sections A and B of this ARTICLE IV.

                                   SECTION A
                             MONTHLY ENERGY CHARGE

     The Monthly Energy Charge shall be the total of the kilowatthours delivered by SELLER to PSE&G during any MONTH times SELLER's Adjusted Base Rate. The Adjusted Base Rate is composed of the sum of a Fixed Component, a Fuel Component and a GNP Deflator Component, as follows:

     (1) The Fixed Component is equal to two (2) cents/kWh, and is unchanged for the initial twenty (20) year term of this AGREEMENT.

     (2) The Fuel Component starts at one and seventy three hundredths (1.73) cents/kWh on January 1, 1988 and shall remain in effect for the month of January 1988. On the first day of each subsequent MONTH the Fuel Component in effect for the previous MONTH is multiplied by an Escalation Factor as determined below and that Fuel Component will remain in effect for that MONTH. The Escalation Factor shall be determined as follows:

          (a) For any MONTH during which gas for the COGENERATION FACILITY is purchased from PSE&G at Rate Schedule CIG or its successor rate

              (CIG), the Escalation Factor shall be a fraction, the numerator of which is the CIG rate for the MONTH during which energy is being delivered and the denominator of which is the CIG rate for the prior MONTH.

          (b) For any MONTH during which fuel for the COGENERATION FACILITY is purchased from SELLER or others, the Escalation Factor shall be a fraction, the numerator of which is the average cost of gas applicable to the CIG rate for the MONTH during which energy is being delivered and the denominator of which is the average cost of gas applicable to the CIG rate for the prior MONTH.

                During any MONTH in which the COGENERATION FACILITY uses CIG gas for a minimum of ten (10) days, the Escalation Factor shall be determined as set forth in Subparagraph (a) above. For any MONTH in which the COGENERATION FACILITY does not use CIG gas for a minimum of ten (10) days, the Escalation Factor shall be determined as set forth in subparagraph (b) above.

     (3) The GNP Deflator Component on January 1, 1988 shall be ninety three hundredths (.93) cent/kWh, which shall remain in effect for the twelve months of the year 1988. On January 1, 1989 and on

          January 1 of each year thereafter the GNP Deflator Component in effect for the previous year is multiplied times an escalation factor as determined below. The escalation factor shall be determined using the annual Implicit Price Deflator for Gross National Product (GNP) in the Survey of Current Business published by the United States Department of Commerce/Bureau of Economic Analysis as follows:

          (a) Multiply the current GNP Deflator Component by the fraction of which the numerator is the GNP Deflator (preliminary) for the calendar year prior to the current year and the denominator which is the GNP Deflator (final) for the second calendar year prior to the current year.

          (b) When the GNP Deflator (final) is published, re-calculate the current GNP Deflator Component by using the fraction of which the numerator is the GNP Deflator (final) for the calendar year prior to the current year and the denominator which is the GNP Deflator (final) for the second calendar year prior to the current year.

          (c) The total energy payment for months in which the GNP Deflator (Preliminary) was used shall be recalculated and the appropriate adjustment shall be made during the next Billing Period.

                                   SECTION B
                            MONTHLY CAPACITY CHARGE

     The Monthly Capacity Charge shall be the number of kilowatthours delivered by SELLER's COGENERATION FACILITY during PSE&G's ON PEAK PERIOD during that month divided by the hours in such ON PEAK PERIOD during a given month times a capacity credit equal to $8.57/kW-month effective on January 1, 1988 and escalated at 5% on January 1 of each year thereafter for the term of this AGREEMENT.

1. Payment of the Monthly Capacity Charge shall be made in accordance with the following:

     (a) During the months of June, July, August and September, PSE&G shall pay SELLER a level of capacity not to exceed the level established for the SUMMER SEASON in Section C of ARTICLE II.

     (b) During the months of December, January and February PSE&G shall pay SELLER a level of capacity not to exceed the level established for the WINTER SEASON in Section C of ARTICLE II.

2. At the end of each SUMMER SEASON, PSE&G shall determine whether capacity in excess of the then current nominated capacity by SELLER in Section C of
   ARTICLE II has been delivered. The total capacity delivered in such season shall be determined by dividing the total number of kWh's actually delivered by SELLER's COGENERATION FACILITY during the ON PEAK PERIOD of each month of the SUMMER SEASON by the total of all ON PEAK hours during such SUMMER SEASON. The excess capacity shall be the amount by which the total capacity exceeds that nominated by SELLER in Section C of ARTICLE II, as adjusted for the actual average prevailing ambient temperature.

     If PSE&G has paid for such excess capacity, PSE&G shall be entitled to and SELLER shall refund a portion of the Capacity Charges paid pursuant to this paragraph, such refund to be equal to four times the product of: (a) the excess capacity determined in this Section B 2 of ARTICLE IV, and (b) the Monthly Capacity Charge determined pursuant to this ARTICLE IV Section B. Any such refund shall be credited against and an adjustment made on the September Statement of Payment to SELLER.

3. At the end of each three (3) month period beginning on December 1 and ending on February 28, PSE&G shall determine whether capacity in excess of the then current nominated capacity has been delivered. For purposes of this Section B 3, the WINTER SEASON nominated capacity prevailing shall be used. The total capacity shall be determined by dividing the total number of kWh's actually delivered by SELLER's COGENERATION FACILITY during the ON PEAK PERIOD of each month of the aforesaid three (3) month period by the total of all ON PEAK hours during such three (3) month period. The excess capacity shall be the amount by which the total capacity exceeds the then-current WINTER SEASON capacity nominated by SELLER pursuant to Section C of
ARTICLE II, as adjusted for the actual average prevailing ambient temperature.

     If PSE&G has paid for such excess capacity, PSE&G shall be entitled to and SELLER shall refund any excess Capacity Charges for said three (3) month period, such refund to be equal to three times the product of: (a) the three (3) month excess capacity and (b) the Monthly Capacity Charge pursuant to this ARTICLE IV Section B. Any such refund shall be credited against and an adjustment made on the February Statement of Payment to SELLER.

     For purposes of this ARTICLE IV Sections B 2 and 3, it is agreed and understood that the capacity nominated shall be value adjusted to the average ambient temperature which actually prevailed during the ON PEAK periods of the applicable season. Such adjustments shall be made by SELLER using established correlations and/or vendor-based performance curves or data depicting capacity output of the COGENERATION FACILITY as a function of ambient temperature. SELLER shall provide PSE&G with all the information and calculations used to make such adjustments if so requested by PSE&G.

     Prevailing average ambient temperature for purposes of adjusting the applicable nominated capacity shall be determined from available meteorological data for the Philadelphia area.

                                   SECTION C
                            MONTHLY SERVICE CHARGE

     PSE&G shall charge SELLER a Monthly Service Charge for metering and administrative expenses, as set forth under the service charge portion of the applicable Purchased Electric Power ("PEP") tariff then on file with the NJBPU.

                                   SECTION D
                         PSE&G RIGHT OF FIRST REFUSAL

     SELLER will not offer for sale any power output from the COGENERATION FACILITY in excess of the COGENERATION FACILITY'S NET ELECTRICAL POWER OUTPUT without first offering the power output to PSE&G. If PSE&G declines to purchase the offered power output, SELLER may offer it to third parties; provided, however, that in no event may a sale of such power output be made: (1) to any customer served by PSE&G or which PSE&G is authorized to serve except other investor owned electric utilities (IOU's), or (2) on terms and conditions more favorable than those offered to PSE&G.

     In the event PSE&G declines to purchase such power output, PSE&G will transmit such power output consistent with PSE&G's then current transmission service policy for qualifying facilities to an IOU purchaser provided that:

(1) such sale to an IOU purchaser is consistent with the provisions of this Section; (2) the transmission of such power output shall be made only after (i) a determination by PSE&G that the provision of such transmission service is consistent with PSE&G's obligation to render safe, adequate and proper service to its customer at minimum cost, and (ii) PSE&G's primary obligations to customers, the PJIM interconnection and the Kid-Atlantic Area Coordination Group are fulfilled, and (3) PSE&G and SELLER enter into an agreement for the interconnection and transmission of such power output under terms and conditions as well as a transmission service rate that are mutually acceptable to the Parties hereto.

                                   SECTION E
                                EXCESSIVE RATE

     Each party, having entered into this AGREEMENT in good faith, hereby waives all rights on its part now or hereafter to undertake any proceeding for the sole purpose of having the purchase rate, as calculated in this ARTICLE IV of this AGREEMENT, set aside as being unjust and unreasonable or of impairing or disallowing the full and timely recovery of any payment made by PSE&G under this AGREEMENT. Each party recognizes, however, that subsequent to execution and approval of this AGREEMENT, if any legislative or judicial body or governmental agency having jurisdiction impairs or disallows the full and timely recovery of any payments made by PSE&G under this AGREEMENT for ratemaking purposes, then the parties shall, within thirty (30) days thereafter, execute an amendment to this AGREEMENT implementing the appropriate purchase rate, which is that rate, which the NJBPU or any successor will permit PSE&G to recover on a full and timely basis from its ratepayers. Such a revised purchase rate shall be effective as of the effective date of the legislative, judicial or governmental agency pronouncement requiring such a revised purchase rate. Such amendment and such revised rate shall be null and void ab initio in the event that any such legislative, judicial or governmental agency pronouncement is not upheld on appeal, and PSE&G shall, within thirty (30) days thereafter, pay to SELLER the amount by which the payments which would have been made under the contract in the absence of such amendment exceed the amount paid under such amendment.

     It is expressly agreed and understood that a prospective change in the amount or the calculation of PSE&G's avoided cost within the meaning of PURPA for purposes of purchases from future facilities shall not give rise to a revision of the purchase price under this AGREEMENT unless any legislative or judicial body or governmental agency having jurisdiction disallows payments made by PSE&G hereunder for ratemaking purposes in accordance with the provision of this Section F.

     PSE&G agrees to give notice to SELLER of any challenge to the validity of the AGREEMENT or to the full and timely recovery of the purchased energy costs from its ratepayers in any regulatory or judicial proceeding, so as to permit SELLER to intervene in such proceeding provided that the failure of PSE&G to give notice shall not be deemed a breach of this AGREEMENT so long as such failure was due to good faith error or omission; PSE&G further agrees to refrain from objecting or in any way opposing any application by SELLER to intervene before any regulatory body or judicial forum, or otherwise fully participate before such body or forum, in which the validity or consequences of the AGREEMENT is subject to challenge. SELLER and PSE&G further agree to use their best efforts to defend the AGREEMENT before such regulatory body or judicial forum.

                                   SECTION F
                     REPLACEMENT ENERGY AND CAPACITY COSTS

     SELLER shall generate and sell NET ELECTRICAL POWER OUTPUT to PSE&G throughout the term of this AGREEMENT and in accordance with the terms and conditions thereof.

     Effective on January 1 of each year following the first full year of COMMERCIAL OPERATION if SELLER fails to generate and sell NET ELECTRICAL POWER OUTPUT to PSE&G, and if this AGREEMENT has not been terminated pursuant to
ARTICLE XXIV, SELLER shall pay PSE&G Replacement Energy Costs and/or Replacement Capacity Costs as provided below:

1.   Replacement Energy costs

     SELLER shall generate and sell a total amount of NET ELECTRICAL ENERGY to PSE&G at a level for all ON PEAK hours during the SUMMER SEASON and WINTER SEASON which shall not be less than 85% of the NET ELECTRICAL CAPACITY shown in Section C of ARTICLE II for such season, adjusted for the average ambient temperature, multiplied by all ON PEAK hours during such season (Average Generation). If the actual amount of NET ELECTRICAL ENERGY delivered by SELLER to PSE&G during all ON PEAK hours, for either the SUMMER SEASON or WINTER SEASON including any credits calculated pursuant to Subparagraph 3 of this Section G (Actual Generation) is less than the Average Generation, then SELLER shall pay PSE&G Replacement Energy Costs equal to the number of Kilowatthours by which the Average Generation exceeds the Actual Generation, multiplied by PSE&G's Cost of Replacement Energy. The Cost of Replacement Energy during the SUMMER SEASON or WINTER SEASON shall be the amount by which the projected average PJM Billing Rate for all hours as shown on Exhibit 3 during such year exceeds the Adjusted Base Rate in effect during such season.

2.   Replacement Capacity costs

     SELLER shall provide NET ELECTRICAL CAPACITY to PSE&G at an average level for all ON PEAK hours during the SUMMER SEASON and WINTER SEASON which shall not be less than 85% of the NET ELECTRICAL CAPACITY then nominated pursuant to Section C of ARTICLE II for each season adjusted to the average ambient temperature (Average Capacity). If the actual amount of NET ELECTRICAL CAPACITY provided by SELLER to PSE&G during all ON PEAK hours during such season, including any credits calculated pursuant to Subparagraph 3 of this Section G (Actual Capacity) is less than the Average Capacity, then the capacity charge paid to SELLER for such season shall be multiplied times the ratio of the Actual Capacity divided by the Average Capacity. The difference between the reduced capacity charge determined above and the actual capacity charge paid to SELLER shall be refunded to PSE&G.

3.   Performance Waiver Provision

     In the event SELLER shall incur (i) an event of Force Majeure in accordance with ARTICLE XVIII, or (ii) a curtailment in accordance with ARTICLE II, Section D(2), (3), (4), (5) or (6), then a credit towards SELLER's Actual Generation (Generation

     Credit) during either the SUMMER SEASON or WINTER SEASON shall be calculated as follows:

     GC /equals/ AG x (Nu /divided by/ Nt) x (He /divided by/ Ht)

Where GC /equals/ Generation Credit Per Affected Generator

     AG /equals/ Average Generation

     Nu /equals/ Nameplate Rating of Affected Generator

     Nt /equals/ Total Nameplate Rating of all Generators

     He /equals/ Lost On-Peak Hours

     Ht /equals/ Total On-Peak Hours

     In addition, should SELLER incur an event described in (i), (ii), as set forth above, then a credit towards SELLER's Actual Capacity (Capacity Credit) shall be calculated as follows:

      CC /equals/ AC x (Nu /divided by/ Nt) x (He /divided by/ Ht)

Where CC /equals/ Capacity Credit per Affected Generator

      AC /equals/ Average Capacity

4.   Payment of Replacement Energy and Capacity Costs
     Within sixty (60) days subsequent to the close of each season, PSE&G shall submit to SELLER a Replacement Energy Cost and Replacement Capacity Cost Statement ("Statement"), setting forth the amount of any payment to be made by SELLER to PSE&G pursuant to this
     ARTICLE IV, Section G. SELLER shall make payment to PSE&G within thirty
     (30) days of the date of the Statement.

     This ARTICLE IV, Section G sets forth the methodology for calculating Replacement Energy Costs and Replacement Capacity Costs to be paid to PSE&G in the event SELLER fails to fulfill certain performance obligations and if this AGREEMENT has not been terminated pursuant to ARTICLE XXIV. The inclusion of such provision is not intended to create any express or implied right in SELLER to terminate this AGREEMENT. Termination of this AGREEMENT by SELLER, except as provided for in ARTICLE XXIII or in the exercise of its rights under ARTICLE XXIV following a determination that PSE&G has breached this AGREEMENT, shall constitute a breach of this AGREEMENT.

                                   SECTION A
               ABANDONMENT, CANCELLATION OR FAILURE TO COMPLETE

     If SELLER abandons, cancels or fails to complete the PROJECT before the DATE OF COMMERCIAL OPERATION and this AGREEMENT is therefore terminated in accordance with the provisions of ARTICLE XXIII, and if SELLER has not provided written notice of such abandonment, cancellation or failure within eighteen (18) months of the date of NJBPU Order approving this agreement, it is acknowledged and agreed that PSE&G will suffer damages which, as the result of PSE&G's dependence upon the delivery of the COGENERATION FACILITY'S energy and capacity hereunder, PSE&G would be unable to mitigate fully. PSE&G and SELLER agree that the amount of actual damages suffered by PSE&G under the foregoing circumstances would be difficult or impossible to measure. Therefore, PSE&G and SELLER agree that if the COGENERATION FACILITY shall fail to commence COMMERCIAL OPERATION on or before the DATE OF COMMERCIAL OPERATION, as the same may be extended, pursuant to ARTICLE XXIII of this AGREEMENT, SELLER shall pay PSE&G a one-time liquidated damage amount equal to $721,556.

                                   SECTION H
                              SECURITY PROVISION

     1. A Payment Tracking Account, a projection of which is made a part of this AGREEMENT as Exhibit 3, shall be established on the DATE OF COMMERCIAL OPERATION to define the cumulative difference between the projected payments for electricity to be made by PSE&G to SELLER under this AGREEMENT and the projected payments which would have been made if such payments were based on the PJM Billing Rate for energy and the PJM Capacity Deficiency Rate for capacity (hereinafter referred to as the PJM Price), as shown in Exhibit 3. The Payment Tracking Account shall not be funded, and any balance in the Payment Tracking Account shall accrue interest at a rate equal to the Prime Rate of The Chase Manhattan Bank, N.A., New York, New York, on January 1st of each year but in no event shall the interest rate applied to this account exceed 13%.

     2. For each twelve (12) month period ("Period") after the DATE OF COMMERCIAL OPERATION, the Payment Tracking Account shall be calculated by PSE&G pursuant to Exhibit 3 as follows:

     (a) The difference (the "Difference Value") between the Projected Contract Payment (Rate A) and the total PJM rate (Rate B) shown in column headed Rate A - Rate B, is fixed, for the term of the contract, as shown for each year.

     (b) The Energy column is shown for illustrative purposes only, and the actual energy delivered for each Period will be used to calculate the annual amount to be included in the Tracking Account.

     (c) The interest rate shown in the Cumulative column is shown for illustrative purposes only. The interest rate to be applied annually to the balance in the Cumulative column is specified in ARTICLE IV,
          Section I, Paragraph 1 of this AGREEMENT.

     (d) The Cumulative amount in the tracking account at the end of the first Period will be determined by multiplying the Difference Value (cents/kWh) for year one (1) by the Energy (kWh) actually delivered during the Period.

     (e) The Cumulative amount for each subsequent Period will be the algebraic sum of the (i) Cumulative amount in the Tracking Account at the start of each Period; (ii) interest rate multiplied by the Cumulative amount in the Tracking Account from (i) above; (iii) Difference Value for that year from (a), multiplied by the Energy actually delivered during such Period minus (iv) all replacement energy payments during such Period.

     3. The Payment Tracking Account shall be closed at the end of the Period in which the account equals zero or has a credit balance to SELLER. If the Payment Tracking Account has not been closed by the end of the initial twenty
(20) year term of this AGREEMENT, SELLER shall at PSE&G's option either: (1) pay any credit balance due to PSE&G and the Payment Tracking Account shall thereupon be closed; or (2) continue the operation of the facility under terms that will reduce the balance due to PSE&G to zero over a maximum period of five (5) years; provided, however, that if this AGREEMENT is terminated prior to the end of the twenty year term specified in ARTICLE III following a breach of this AGREEMENT by SELLER, SELLER shall pay any balance in the Payment Tracking Account to PSE&G over the remaining years of the initial term of this AGREEMENT or over a five
(5) year period, whichever is shorter, including interest that will accumulate as long as a balance exists in the Payment Tracking Account. The Payment Tracking Account shall be deemed closed at such time as SELLER has repaid all such monies to PSE&G.

     Notwithstanding the foregoing, if this AGREEMENT is terminated prior to the end of the twenty year term specified in ARTICLE III following a breach by PSE&G resulting in termination of the AGREEMENT, SELLER shall pay PSE&G the amount, if any, by which any balance in the Payment Tracking Account exceeds the damages found to be due to SELLER as a result of such default. SELLER shall not be required to make any such payments following a default by PSE&G until there has been a final determination of the amount of damages due to SELLER (the "Determination Date"). Following the Determination Date, any amount due to PSE&G shall be paid ratably during the period of time between the Determination Date and the date on which, based on circumstances in existence as of such date, the Payment Tracking Account would have terminated if PSE&G had not defaulted. The unpaid portion of such an amount due PSE&G shall bear interest at the rate specified in Paragraph 1 of this Section 1.

     4. To secure the obligation of SELLER described in this Section, SELLER shall provide security in accordance with the terms of this paragraph.

     (a) Definitions. When used in this paragraph, the following terms shall have the respective meanings set forth below (such definition to be applicable to both the singular and plural forms of the terms defined):

          (1) Fair Market Value - The Fair Market Value of the COGENERATION FACILITY determined pursuant to Subparagraph (c).

          (2) First Lien - A lien or other security interest in the COGENERATION FACILITY created in connection with the financing or refinancing of the COGENERATION FACILITY and secured by the COGENERATION FACILITY.

          (3) Second Lien Value - At any time, the Second Lien Value shall be the Fair Market Value of the COGENERATION FACILITY less the outstanding principal amount of any obligation secured by a First Lien.

     (b)  Grant of Lien.

          (1) In order to secure the repayment obligation of SELLER under this
              ARTICLE IV, SELLER hereby grants PSE&G a Second Lien on the COGENERATION FACILITY, which Lien is and shall remain superior to all liens and other claims against the COGENERATION FACILITY, other than First Liens. If the Payment Tracking Account is closed pursuant to Paragraph 3 before the termination date of this AGREEMENT, the Second Lien shall terminate on the date that the Payment Tracking account is closed.

          (2) In the event of the termination of the AGREEMENT, if SELLER fails to pay any amount which is due to PSE&G pursuant to this Section, PSE&G shall in addition to any other remedies it may have under this AGREEMENT, have the right to either:

              (A) Cause the COGENERATION FACILITY to be sold to an unrelated purchaser, subject to the provisions of any First Lien, in which case PSE&G shall retain the net proceeds of the sale up to the amount of such unpaid amount, and any net proceeds of the sale in excess of such unpaid amount shall be paid to SELLER; or

              (B) Assume operation of the COGENERATION FACILITY, in which case PSE&G shall retain the net revenue from such operation up to the amount of such unpaid amount, and any net revenue from the operation of the COGENERATION FACILITY in excess of such unpaid amount shall be paid to SELLER.

          (3) During the period of PSE&G's operation and maintenance of the COGENERATION FACILITY pursuant to this Section, PSE&G shall (i) operate and maintain the COGENERATION FACILITY in accordance with prudent utility practices; (ii) exercise the same standard of care in the operation and maintenance of the COGENERATION FACILITY which it exercises in the operation and maintenance of its own generating facilities, and (iii) perform all of SELLER's obligations under any permit or legal regulation or requirement pertaining to the COGENERATION FACILITY, and any other agreement pertaining to the COGENERATION FACILITY, including but not limited to any thermal energy sale agreement between SELLER and CAMPBELL.

                  Notwithstanding the foregoing, PSE&G and/or its agent shall have no responsibility whatsoever for any obligations of SELLER which were incurred prior to such exercise of its rights. Possession and/or operation of the COGENERATION FACILITY shall not constitute an assumption by PSE&G or such agent of SELLER's existing or future liabilities and obligations of any kind; and any undertaking by PSE&G to comply with such obligations is intended only as a condition of keeping agreements and permits between SELLER and third parties in force, but not as any agreement to be legally responsible therefor or for any consequences arising from noncompliance therewith.

          (c) Valuation.

              (1) PSE&G or its agent shall have the right to conduct an
                  appraisal of the fair market value of the COGENERATION FACILITY. SELLER shall provide all data reasonably required to perform such an appraisal. The cost of any such appraisal shall be paid by PSE&G.

              (2) The Second Lien Value

              In order to evaluate the need for additional security in each twelve (12) month period ("Period") after the DATE OF COMMERCIAL OPERATION, the Reference Cumulative Balance column in the Payment Tracking Account shall be calculated by PSE&G pursuant to Exhibit 3 as follows:

              (a) The difference (the "Difference Value") between the
                  Projected Contract Payment. (Rate A) and the total PJM rate (Rate B) shown in column headed Rate A - Rate B, is fixed, for the term of the contract, as shown for each year.

              (b) The calculated Energy delivered for Periods one (1) through three (3) will be calculated using nominated capacity and a capacity factor of the greater of .85 or the actual capacity factor achieved during each Period; for Periods four (4) through twenty (20) the energy delivered will be calculated using the greater of .85 or the average of the actual capacity factors achieved during Periods one through three (3). The results of these calculations will be used to determine the annual amount to be included in the Tracking Account.

     (c) The interest rate shown in the Reference Cumulative column is shown for illustrative purposes only. The interest rate to be applied annually to the balance in the Reference Cumulative column is specified in ARTICLE IV, Section I, Paragraph 1 of this AGREEMENT.

     (d) The Reference Cumulative amount in the tracking account at the end of the first Period will be determined by multiplying the Difference Value (cents/kWh) for year one (1) by the calculated Energy (kWh) during the Period.

     (e) The Reference Cumulative amount for each subsequent Period will be the algebraic sum of the (i) Reference Cumulative amount in the Tracking Account at the start of each Period; (ii) interest rate multiplied by the Reference Cumulative amount in the Tracking Account from (i) above; and (iii) Difference Value for that year from (a), multiplied by the Calculated Energy delivered during such Period.

     If the actual amount in the Cumulative column for any Period exceeds the balance in the Reference Cumulative column by more than ten percent (10%) for such Period, PSE&G may, at its sole option, require SELLER to provide and maintain a letter of credit satisfactory to PSE&G which shall insure payment of the amount by which the Projected Repayment Obligation exceeds one hundred percent (100%) of the Reference Cumulative Repayment obligation.

                                   ARTICLE V
                                PHASE-IN PERIOD

     SELLER plans to commence pre-operation testing of certain PROJECT equipment and facilities within 20 months of start of PROJECT construction. SELLER shall notify PSE&G in writing of any change in its current projection for the commencement of pre-operation testing.

     Upon completion of pre-operation testing of PROJECT equipment and facilities, SELLER plans to commence phasing in and conducting test operations of its electric generation units. SELLER anticipates that the phasing-in and test operations of such units will take approximately 4 MONTHS (hereinafter referred to as the "Phase-In Period"). The Phase-In Period will commence on the DATE OF INITIAL OPERATION and, except as otherwise provided in this ARTICLE V, will terminate upon mutual agreement of both PSE&G and SELLER not to be unreasonably withheld.

     SELLER anticipates that during the Phase-In Period electric power will be produced at the COGENERATION FACILITY and supplied to PSE&G at the RECEIPT POINT. PSE&G shall purchase the electric power produced at the energy rate specified in Section A of ARTICLE IV above. After completion of the INTERCONNECTION and completion of the inspection process specified in ARTICLE XVI, PSE&G shall be obligated to receive at the RECEIPT POINT the electric power and energy produced at the COGENERATION FACILITY and supplied to the RECEIPT POINT.

     Upon termination of the Phase-In Period, the DATE OF COMMERCIAL OPERATION shall be deemed to have occurred for the purposes of determining the start of the term of the AGREEMENT and payment of charges specified in Section A and Section B of ARTICLE IV.

                                  ARTICLE VI
                              BILLING AND PAYMENT

     After the date of INITIAL OPERATION, PSE&G shall read its recording meter(s) at the COGENERATION FACILITY monthly to determine the amount of payment to be made to SELLER for any MONTH in accordance with the provisions of ARTICLE IV and shall thereafter prepare and present to SELLER, on or before the last day of the subsequent MONTH, a statement and payment for electrical power delivered to PSE&G during the MONTH. Such statement shall indicate the total kilowatthours; delivered during the MONTH for both the ON PEAK PERIOD and the OFF PEAK PERIOD, the Monthly Energy Charge, the Monthly Capacity Charge and the Monthly Service Charge as set forth in ARTICLE IV.

     If the payment is not received by the due date specified above, PSE&G shall pay to SELLER an interest charge on unpaid amounts which shall accrue daily from the due date until the date upon which payment is made at the then current late payment charge for commercial customers prescribed in PSE&G's Standard Terms and Conditions as may be amended from time to time.

     In the event SELLER disputes any statement, SELLER shall present the dispute in writing and submit supporting documentation to PSE&G within a thirty
(30) day period from receipt of such statement. Upon receipt of notice of the dispute and supporting documentation, PSE&G shall have thirty (30) days from receipt of such notice to resolve any dispute with SELLER. In the event the dispute is not resolved within the thirty (30) day period, either party may submit the matter to arbitration for resolution in accordance with ARTICLE XXV. The disputed amount of any statement disputed by SELLER, in accordance with the provisions of this ARTICLE, which is ultimately determined to be due and owing by PSE&G to SELLER, from the date originally due shall; until payment, accrue interest at the then current late payment charge for commercial customers prescribed in PSE&G's Standard Terms and Conditions as may be amended from time to time.

                                  ARTICLE VII
                                INTERCONNECTION

                                   SECTION A
           DESIGN, CONSTRUCTION AND INSTALLATION OF INTERCONNECTION

     PSE&G shall design, construct and install the INTERCONNECTION for the purpose of enabling PSE&G to interconnect the PROJECT with the PUBLIC SERVICE SYSTEM. However, PSE&G shall not initiate any activity in connection with the design, construction or installation of the INTERCONNECTION until receipt of the RELEASE NOTICE.

     Upon receipt of the RELEASE NOTICE, PSE&G shall promptly review its then existing manpower requirements and construction commitments in order to formulate an estimated completion date for the INTERCONNECTION. PSE&G shall not unreasonably delay or withhold the formulation of an estimated completion date. In connection with formulating a completion date, PSE&G shall use best efforts to establish an estimated completion date consistent with SELLER's estimated date of pre-operation testing. After formulation of the estimated completion date PSE&G shall provide SELLER with written notice thereof.

     PSE&G shall use best efforts to: (i) initiate the tasks required to obtain any REQUIRED PERMIT, easement(s), license(s), rental(s) or right(s)-of-way for the construction and installation of the INTERCONNECTION; and (ii) complete the design, construction and installation of the INTERCONNECTION on or before the DATE OF INITIAL

OPERATION. Best efforts, as herein provided, means the commencement and pursuit, in good faith, of a program of design, construction, installation, review and examination so as to complete the INTERCONNECTION in accordance with the applicable estimated completion date; provided, however, it is expressly understood and agreed that PSE&G's best efforts to complete same on or by the estimated completion date shall be subordinate and subject to and construed in light of and consistent with any suspension effected pursuant to and in accordance with Section B of this ARTICLE VII and PSE&G's primary obligation to provide and maintain safe, adequate and proper service to its retail and sale-for-resale customers and to operate and maintain its plant, property and equipment in such condition as to enable it to do so. SELLER has been advised and acknowledges and agrees that certain of the activities necessary to initiate and complete the construction and installation of the INTERCONNECTION may be affected and/or influenced by conditions, events and/or factors which are not within the direct control of PSE&G.

     PSE&G shall advise SELLER when the INTERCONNECTION is completed. Thereafter, subject to and in accordance with the provisions of ARTICLE XVI, PSE&G will permit SELLER to synchronize its electric generation units with the PUBLIC SERVICE SYSTEM.

     PSE&G shall not be liable to SELLER for any direct or indirect cost(s), expense(s), loss(es), liability(ies) or damage(s) which SELLER may incur or sustain, which cost, expense, loss, liability or damage arises out of, relates to or results from any delay in the completion of the INTERCONNECTION, except where the delay in the completion of the INTERCONNECTION results from PSE&G's failure to use best efforts, as defined herein.

     SELLER shall indemnify and hold harmless PSE&G and each and every of its officers, agents, servants and employees, its successors and assigns of, from and against, any and all claims, demands, suits and actions, and/or liabilities, damages, and/or judgments, as well as against any fees, costs, charges or expenses which PSE&G, its officers, agents, servants and employees, its successors and assigns incur in the defense of any such claims, suits, actions or similar such demands, made or filed by any third-party with whom SELLER is in privity of contract or claims to be in privity of contract with SELLER if such claim is ultimately upheld, to the extent such claims, suits, actions or similar demands arise out of, relate to, or result from PSE&G's failure to complete the INTERCONNECTION in a timely manner as herein provided, except where such failure results from PSE&G's failure to use best efforts as defined in this Section A to complete the INTERCONNECTION. In affecting and implementing any right of or obligation to indemnify pursuant to and in accordance with the provisions of this paragraph, the procedural provisions set forth in ARTICLE XX of this AGREEMENT shall be applicable.

     The INTERCONNECTION shall be constructed and installed reasonably in accordance with the Proposed Plan (Exhibit 1). It is understood that change(s) in the Proposed Plan may be necessary from time to time prior to and/or during construction. PSE&G shall have the right and the authority to make any change(s) in the Proposed Plan for or route of the INTERCONNECTION, where PSE&G, in its reasonable judgment, determines such change(s) is necessary or appropriate; provided, however, in the event any change in the Proposed Plan which PSE&G determines is necessary or appropriate will result in an increase of more than five percent (5%) of the estimated cost for same, PSE&G shall not be permitted to make such change(s) without SELLER's consent. SELLER shall not unreasonably delay or withhold its consent for any such change(s). In the event such change(s) in PSE&G's sole judgment is necessary or appropriate to enable the PROJECT to operate with the PUBLIC SERVICE SYSTEM in a safe and reliable manner and SELLER withholds or delays its consent, PSE&G shall have the right to suspend design, construction and installation of the INTERCONNECTION and/or terminate this AGREEMENT in accordance with ARTICLE XXIII. Changes in the Proposed Plan shall not require any amendment to this AGREEMENT.

                                   SECTION 9
                             INTERCONNECTION COSTS

     SELLER shall be liable for and shall pay to PSE&G all costs PSE&G incurs in designing, constructing and installing the INTERCONNECTION as well as all other costs which PSE&G incurs in effecting the interconnection of the PROJECT with the PUBLIC SERVICE SYSTEM, which costs are denominated in this AGREEMENT as costs associated with the design, construction and installation of the INTERCONNECTION (herein collectively referred to as costs associated with or costs incurred in connection with the design, construction and installation of the INTERCONNECTION).

     PSE&G estimates that the total cost associated with the design, construction and installation of the INTERCONNECTION will be $________. This estimate shall not in any way diminish, change or affect SELLER's responsibility for and obligation to pay to PSE&G all costs PSE&G actually incurs associated with the design, construction and installation of the INTERCONNECTION. PSE&G's anticipated expenditure pattern associated with these costs is contained in the PAYMENT SCHEDULE.

     SELLER's responsibility for and obligation to pay to PSE&G the costs associated with the design, construction and installation of the INTERCONNECTION shall be discharged as follows: commencing on or prior to the last day of the MONTH mutually agreed by and between SELLER and PSE&G subsequent to the receipt by PSE&G of the RELEASE NOTICE (MONTH 1) and thereafter on or prior to the last day of each of the successive ______ (___) MONTHS (MONTH ___ through and including MONTH ___), SELLER shall remit to PSE&G for each such MONTH the payment specified in the following PAYMENT SCHEDULE:

                               PAYMENT SCHEDULE

                               TO BE ESTABLISHED

TOTAL OF PAYMENTS FOR ESTIMATED COSTS                    $_______________

     The PAYMENT SCHEDULE above establishes the amortization schedule by which SELLER makes payment of the costs contained in the estimate specified in this Section of this ARTICLE VII. Said estimate is effective through ___________, 19__. In the event SELLER does not issue the RELEASE NOTICE to PSE&G on or before ___________, 19__, PSE&G shall have the right to adjust said estimate and therefor the amortization schedule in the PAYMENT SCHEDULE to reflect any change in estimated costs. In such event, PSE&G shall furnish written notice to SELLER of any new cost estimate and will furnish to SELLER a revised PAYMENT SCHEDULE. The revised estimate and revised PAYMENT SCHEDULE shall be incorporated into this AGREEMENT as modification pursuant to and in accordance with ARTICLE XXVII of this AGREEMENT.

     In the event SELLER fails to remit any payment specified in and in accordance with the schedule specified in the PAYMENT SCHEDULE above, PSE&G may, in addition to any other remedy or right PSE&G may have under this AGREEMENT, immediately suspend performance of its obligations under

Section A of this ARTICLE. PSE&G shall provide SELLER with written notice of any such suspension (hereinafter referred to as Notice of Suspension). In such event, and in addition to any other right or remedy it may have under this AGREEMENT, PSE&G shall have the right to make demand for and receive payment from ISSUER under the CREDIT for: (i) any costs associated with the design, construction and installation of the INTERCONNECTION which PSE&G has incurred, as of the date of suspension, and for which SELLER has failed to make payment therefor on or by the date of demand; and/or (ii) any costs associated with the design, construction and installation of the INTERCONNECTION which PSE&G incurs thereafter as a consequence of a commitment made or liability incurred by PSE&G prior to the date of suspension in connection with performance of its obligations under Section A of this ARTICLE.

     Within ninety (90) days of completion of construction of the INTERCONNECTION, PSE&G shall furnish to SELLER a Final Reconciliation. The Final Reconciliation shall contain a statement setting forth the nature and amount of costs actually incurred by PSE&G in connection with the design, construction and installation of the INTERCONNECTION, as well as a reconciliation between the total payments made by SELLER, in accordance with the provisions of this Section B, and the amount of costs actually incurred in connection with the design, construction and installation of the INTERCONNECTION.

     In the event that the total cost actually incurred in connection with the design, construction and installation of the INTERCONNECTION exceeds the total payments made by SELLER, SELLER shall be responsible for and shall make payment to PSE&G of any differential resulting from such reconciliation. SELLER shall make payment for any such differential within thirty (30) days of the date of the delivery to SELLER of the Final Reconciliation. In such event, the Final Reconciliation shall constitute PSE&G's bill to SELLER for payment of any such differential.

     In the event the total of the payments made by SELLER to PSE&G, in accordance with the provisions of this ARTICLE VII, exceeds the costs actually incurred in connection with the design, construction and installation of the INTERCONNECTION, PSE&G shall remit to SELLER, with the Final Reconciliation, a payment to reimburse SELLER for any such overpayment.

     In connection with effecting the Final Reconciliation, SELLER shall have the right to review, after a timely request therefor, any documentation or data available to PSE&G to enable SELLER to verify the accuracy of the Final Reconciliation. However, such review shall not extend the due date of, or extend or postpone or otherwise affect SELLER's obligation to pay in a timely manner any payment due, as specified in and required by the Final Reconciliation.

                                   SECTION C
                       CREDIT FOR INTERCONNECTION COSTS

     In connection with, and for the purposes of, securing performance by SELLER of its obligation to pay PSE&G for the costs which PSE&G incurs in connection with the design, construction and installation of the INTERCONNECTION, SELLER shall establish a CREDIT as set forth below:

1.   Letter of Credit

          In the event SELLER establishes as CREDIT an irrevocable letter of credit, it shall be issued to PSE&G as beneficiary and shall be established at and made payable by a commercial bank (ISSUER) acceptable to PSE&G on reasonable terms and conditions acceptable to PSE&G; provided, however, PSE&G shall not unreasonably withhold approval of any letter of credit. The CREDIT shall be established for and structured so as to permit PSE&G to make a demand(s) for and receive payment from ISSUER and shall require the ISSUER to honor on sight any written demand(s) for payment under the CREDIT as specified in and in accordance with the provisions of Sections B and D of this ARTICLE. The CREDIT shall be established following the receipt of the RELEASE NOTICE to be effective not later than thirty (30) days following a written notice from PSE&G and shall have an Expiry Date ___ months after the date of issuance of such CREDIT (which period is hereinafter referred to as the Effective Period). The aggregate amount of the CREDIT shall be established and maintained during the Effective Period in an amount of ______ dollars ($________).

2.   Escrow Account

          In the event SELLER establishes as CREDIT an ESCROW ACCOUNT, the ESCROW ACCOUNT shall be established with ESCROW AGENT pursuant to and substantially in accordance with the terms and conditions of the form of ESCROW AGREEMENT agreed to by and between SELLER and PSE&G prior to the execution of this AGREEMENT (Exhibit 4). The ESCROW ACCOUNT shall be established/for and structured so as to permit PSE&G to make a demand(s) for and receive payment from ESCROW AGENT and shall require the ESCROW AGENT to honor written demand(s) by PSE&G for payment for CANCELLATION COSTS. The ESCROW AGENT shall be established to be effective not later than fifteen (15) days of the date of the RELEASE NOTICE and shall remain in effect until the Expiry Date (hereinafter referred to as the Effective Period). The aggregate amount of the CREDIT shall be established and maintained until the Expiry Date. The aggregate amount of the ESCROW ACCOUNT and the Expiry Date shall be specified by PSE&G in a notice to be issued by PSE&G to SELLER as soon as practicable after execution of this AGREEMENT.

     In the event SELLER fails to have established for and have issued to PSE&G, as beneficiary, the CREDIT, in accordance with the provisions of this ARTICLE, PSE&G may, in addition to any other remedy it may have under this

AGREEMENT, suspend performance of its obligations under Section A of this ARTICLE.

                                  SECTION D
                              CANCELLATION COSTS

     In order to complete the design, construction and installation of the INTERCONNECTION, PSE&G shall be required to enter into contractual arrangements with, inter alia, equipment/material suppliers and third-party contractors. Upon occurrence of any Event of Termination as specified in ARTICLE XXIII during the construction period, PSE&G shall have the right to cancel or terminate any supplier and/or contractor agreements entered into in connection with discharging its obligations to design, construct and install the INTERCONNECTION. In the event PSE&G exercises any right pursuant to and in accordance with this Section D to cancel or terminate any supplier and/or contractor agreements/orders, PSE&G may incur CANCELLATION COSTS. In such event, SELLER shall be liable for and make payment to PSE&G for all CANCELIATION COSTS which PSE&G incurs.

     Additionally, upon occurrence of an Event of Termination as defined in
ARTICLE XXIII during the construction period, PSE&G may be required to remove and/or complete the construction work in progress in order to maintain the integrity, safety and reliability of the PUBLIC SERVICE SYSTEM. In such event, PSE&G may also incur CANCELLATION COSTS. SELLER shall be liable for and make payment to PSE&G for all such CANCELLATION COSTS which PSE&G incurs.

     In the event PSE&G incurs any CANCELLATION COSTS, PSE&G shall have the right to demand payment for and receive payment from ISSUER under the CREDIT for all such costs; provided, however, in the event the CREDIT is insufficient, PSE&G retains the right to demand payment from SELLER for any such deficiency, and in such event, SELLER shall be obligated to make payment to PSE&G for any such CANCELLATION COSTS not paid under the CREDIT.

     In connection with determining the amount of any demand(s) for payment of ISSUER to be made by PSE&G for any CANCELLATION COSTS incurred, PSE&G shall give SELLER a monetary credit for the value to PSE&G of any facilities or equipment received by and which are thereafter useful to PSE&G.

     In the event PSE&G terminates or cancels any supplier and/or contractor agreements/orders as permitted in this Section D, PSE&G shall have complete discretion relative to the manner of resolving any claim and/or demand by any contractor and/or supplier in connection therewith and further, PSE&G shall be the sole judge of the acceptability of any compromise in settlement or resolution of any such claim or demand. Additionally, PSE&G shall be the sole judge as to what is necessary to maintain the safety, integrity or reliability of the PUBLIC SERVICE SYSTEM relative to the removal or completion of the construction work in progress. PSE&G shall exercise reasonable care in resolving contractor/supplier claim(s)/demand(s) and in effecting any required removal or completion of the construction work in progress so as to mitigate the dollar amount paid in effecting the resolution of such claim(s)/demand(s) or in the dollar amount expended in completing such removal or completion tasks; provided, however, that PSE&G shall have no liability to SELLER for or on account of the dollar amount(s) paid in effecting the resolution of any such claim(s)/demand(s) or in effecting such removal/completion tasks, except where the resolution of any such claim(s)/demand(s) or the completion of such tasks were effected by PSE&G in a manner which was in willful disregard of its obligation to mitigate, as defined in this paragraph.

                                 ARTICLE VIII
                            OPERATIONS COORDINATION

     Effective with the DATE OF INITIAL OPERATION and during any term of this AGREEMENT, SELLER shall coordinate the operation of the PROJECT with the operation of the PUBLIC SERVICE SYSTEM. To discharge its best efforts obligation to coordinate operation of the PROJECT with the PUBLIC SERVICE SYSTEM, SELLER shall: (i) maintain a power factor at or as near unity as practicable at the point of connection of the PROJECT with and to the PUBLIC SERVICE SYSTEM, unless requested otherwise by PSE&G; (ii) control its voltage and speed to values acceptable to PSE&G consistent with sound utility practice; (iii) coordinate its relaying and fusing so as to conform with PSE&G's system protection practices, in effect from time to time; (iv) maintain the PROJECT in a safe and reliable operating condition; (v) submit to PSE&G the monthly schedules and estimates required by this ARTICLE VIII; and (vi) perform such other actions, as may be reasonably requested by PSE&G, to enable PSE&G to (a) operate the PUBLIC
SERVICE SYSTEM in a safe and reliable manner; and (b) operate the PUBLIC
SERVICE SYSTEM so as to discharge PSE&G's statutory obligations to provide safe, adequate and proper service to its retail and sale-for-resale customers. Each of SELLER and PSE&G shall use its best efforts to operate the COGENERATION FACILITY and the PUBLIC SERVICE SYSTEM with due regard for the PUBLIC SERVICE SYSTEM and the COGENERATION FACILITY.

     As of the DATE OF COMMERCIAL OPERATION, SELLER shall provide to PSE&G by the first (1st) day of each MONTH the following: (i) an hourly schedule of the estimated NET ELECTRICAL CAPACITY SELLER plans to supply to the RECEIPT POINT for receipt by PSE&G in the succeeding MONTH; (ii) an estimate of the generation of NET ELECTRICAL ENERGY which SELLER plans to supply to the RECEIPT POINT for receipt by PSE&G, in the succeeding MONTH; (iii) an estimate of the generation of NET ELECTRICAL ENERGY which SELLER plans to supply to the RECEIPT POINT for receipt by PSE&G for the succeeding twelve (12) MONTHS; and (iv) the names and telephone numbers of responsible management level employees for contact by PSE&G personnel at any time during the succeeding MONTH relative to any matter arising out of, relating to, or resulting from PSE&G's obligation to provide SERVICE to SELLER under this AGREEMENT. In addition, SELLER shall furnish to PSE&G annually a schedule of planned maintenance and/or repair activities for the succeeding thirty-six (36) months. SELLER agrees to use its best efforts to schedule planned maintenance only during the months of October, November, April and May.

     SELLER agrees to notify PSE&G of its planned maintenance at least one (1) month prior to a scheduled outage. PSE&G will review the effect of the proposed schedule on the overall maintenance schedules of PJM and PSE&G and advise SELLER of problems that may be created by SELLER's scheduled outage within ten (10) days of receipt of SELLER's notice and suggest reasonable alternative schedules.

     Except in an emergency, SELLER shall give prior notice of not less than eight (8) hours for any anticipated outage other than planned maintenance. SELLER agrees to attempt to give notice to PSE&G as soon as practical in the event of emergencies or other unanticipated outages.

     SELLER shall maintain and classify (in a timely manner) outage statistics in accordance with the then current PJM Interconnection outage classification procedures and shall supply such statistics to PSE&G as requested.

     Pursuant to and consistent with SELLER's obligation to coordinate operation of the PROJECT with the operation of the PUBLIC SERVICE SYSTEM, SELLER shall install and maintain, at its expense, during any term of this AGREEMENT, a telephone line reserved for communication by and between PSE&G operating personnel and SELLER operating personnel.

     PSE&G shall use best efforts to coordinate PUBLIC SERVICE SYSTEM maintenance, repair, rearrangement, relocation, removal or reinforcement activities with SELLER's planned maintenance of the COGENERATION FACILITY so as to minimize any interruption, curtailment or reduction of acceptance of the COGENERATION FACILITY's NET POWER OUTPUT; provided, however, the scheduling, implementation and conduct of such activities by PSE&G shall remain within the sole discretion of PSE&G. PSE&G will provide a schedule of planned maintenance to SELLER as soon as is practicable after such a schedule is available for distribution.

                                  ARTICLE IX
                  NET ELECTRICAL POWER OUTPUT SPECIFICATIONS

     The NET ELECTRICAL POWER OUTPUT supplied by SELLER to the RECEIPT POINT for receipt by PSE&G during the term of this AGREEMENT shall be at a nominal voltage of 69,000 volts, 60 hertz, balanced three-phase alternating current produced by synchronous generator(s) equipped with automatic voltage regulation and automatic speed control. The NET

ELECTRICAL POWER OUTPUT shall be free from harmonics which would interfere with PSE&G's metering accuracy, the PUBLIC SERVICE SYSTEM, or the quality of PSE&G's service to its retail and sale-for-resale customer loads. In no event shall the operation of the COGENERATION FACILITY result in total harmonic distortion as defined by NEMA MG 1-22, as revised, greater than-five percent (5%) of the fundamental component as measured at the POINT OF INTERCONNECTION.


                                   ARTICLE X
                                METERING/RECORDS

     PSE&G shall install, own, operate and maintain an electricity recording meter at the SUBSTATION FACILITY which, in the judgment of PSE&G, is required or necessary to enable PSE&G to make an accurate measurement of the quantity of NET ELECTRICAL POWER OUTPUT received at the RECEIPT POINT from the COGENERATION FACILITY. The electricity recording meter shall be of a type suitable for interconnection billing purposes. The electricity recording meter, as installed, shall have full load and light load "as left" accuracies that do not deviate more than (plus or minus) 0.3% from 100%. The lag load "as left" accuracy shall be within 0.5% of the full load accuracy. PSE&G shall operate and maintain such electricity recording meter so as to assure, to the maximum extent practicable, that such meter provides an accurate record of the quantities supplied to and received by PSE&G at the RECEIPT POINT from the COGENERATION FACILITY.

     PSE&G shall designate, select and specify all associated electricity recording equipment (Associated Equipment) required by PSE&G to make measurement of the NET ELECTRICAL POWER OUTPUT supplied by SELLER to the RECEIPT POINT, including but not limited to current transformers, potential transformers, conduits, cables and accessories. PSE&G shall purchase and arrange for the delivery of such Associated Equipment to SELLER at the PROJECT for installation by SELLER at SELLER's expense. PSE&G shall own, operate and maintain such Associated Equipment.

     The costs of the electricity recording meter and Associated Equipment described in the preceding two paragraphs shall be paid by SELLER as a cost associated with the design, construction and installation of the INTERCONNECTION as provided in and in accordance with ARTICLE VII.

     PSE&G shall have the right to secure and safeguard the electricity recording meter and Associated Equipment installed and maintained at the SUBSTATION FACILITY. Neither SELLER nor any person, other than PSE&G, shall be permitted to operate, maintain, repair, alter, remove, replace, rearrange, reconstruct, relocate, tamper or interfere with in any way said meter or Associated Equipment.

     Unless otherwise agreed to by PSE&G and/or except as otherwise provided in this AGREEMENT, PSE&G's electricity recording meter shall be utilized for the determination of the monthly charges reflected in any billing statement submitted to SELLER for payment under this AGREEMENT.

     SELLER may install, own, operate and maintain, its own expense, an at electricity recording meter and Associated Equipment at the SUBSTATION FACILITY or measuring and recording the quantity of NET ELECTRICAL POWER OUTPUT received by PSE&G at the RECEIPT POINT from the COGENERATION FACILITY; provided that the installation, operation and/or maintenance of such equipment does not utilize or connect to PSE&G's electricity recording meter or Associated Equipment and does not interfere, in any way, with the operation of such meter or equipment.

     Unless otherwise agreed to by PSE&G and/or except as otherwise provided in this AGREEMENT, the electricity recording meter installed and maintained by SELLER at the SUBSTATION FACILITY shall not be utilized for any determination of the charges to be included in any statement submitted to SELLER for payment by PSE&G under this AGREEMENT.

     The accuracy of PSE&G's electricity recording meter shall be verified by PSE&G by testing once each year. Such accuracy test shall be conducted in accordance with the standards set forth in the American National Standard Code for Electricity Metering. Reasonable advance notice of such accuracy test(s) shall be given by PSE&G to SELLER. SELLER representatives may attend any such accuracy test. In the event SELLER's representatives elect to be present at any accuracy test, the test and any necessary adjustment to the electricity recording meter shall be made in the presence of and observed by SELLER representatives. SELLER may, for good cause, request PSE&G to conduct an accuracy test of PSE&G's electricity recording meter. In the event good cause is shown, PSE&G shall conduct an accuracy test at SELLER's request. Any cost or expense associated with any accuracy test performed by PSE&G on PSE&G's electricity recording meter shall be billed to and paid by SELLER; provided, however, in the event an accuracy test is conducted in connection with a billing dispute and PSE&G's electricity recording meter is determined as a result of such test to be registering inaccurately in excess of one percent (1%), PSE&G shall pay the costs of such accuracy test.

     The accuracy of any electricity recording meter maintained by SELLER at the SUBSTATION FACILITY shall be verified by test at least once each year. Such accuracy test shall be conducted in accordance with the standards set forth in the American National Standard Code for Electricity Metering. SELLER shall establish, at the time of installation, and maintain the accuracy of such electricity recording meter in accordance with the standard of accuracy set forth in the American National Standard Code for Electricity Metering. Reasonable advance notice of such accuracy test(s) shall be given by SELLER to PSE&G. PSE&G may attend any such accuracy test(s). PSE&G may, for good cause, request SELLER to conduct or have conducted an accuracy test(s) of SELLER's electricity recording meter. In the event good cause is shown, SELLER shall conduct or have conducted an accuracy test of SELLER's electricity recording meter. Any cost or expense associated with any accuracy test(s) shall be paid by SELLER, except where such test(s) was conducted at PSE&G's request.

     In the event PSE&G's electricity recording meter is out of service or is registering inaccurately, the amount of inaccuracy shall be determined and such meter shall be repaired, replaced and/or adjusted so as to accurately measure the NET ELECTRICAL POWER OUTPUT supplied by SELLER to the RECEIPT POINT. Any meter reading(s) and statement(s) for the period of the inaccuracy shall be adjusted so as to reflect any correction of such inaccuracy as far as such inaccuracy can be reasonably ascertained; provided, however, no adjustment shall be made in any meter reading(s) nor shall any billing statement be adjusted for or on account of a registration inaccuracy of one percent (1%) or less.

     In the event a registration inaccuracy of greater than one percent (1%) is found on PSE&G's electricity recording meter, a billing adjustment shall be made. The billing adjustment shall be made for the period of inaccuracy, if ascertainable, or in the event the period of the inaccuracy cannot be reasonably ascertained, the period of inaccuracy shall be deemed to have encompassed one-half (1/2) of the time period since the last accuracy test of the meter (hereinafter referred to as the Surrogate Period). The quantities delivered for the period of inaccuracy, if ascertainable, or, if not ascertainable, the Surrogate Period, shall be determined and adjustments made for billing purposes by determining or estimating the quantity received by PSE&G during the relevant period from the best available source/data, which source/data may include but not be limited to: (i) registration data obtained from the electricity recording meter maintained by SELLER at the SUBSTATION FACILITY; and/or (ii) receipts by PSE&G during an equivalent or similar period when such meter was registering accurately; and/or (iii) correction of the error, if the percentage of error is ascertainable, by calibration, test or mathematical calculation; provided, however, in the event SELLER metering equipment meets applicable PSE&G standards and PSE&G determines that such equipment has been installed, operated and maintained in accordance with applicable PSE&G standards/practices/procedures, the period of inaccuracy and the quantities delivered for such period shall be determined and the adjustment(s) made for payment purposes solely by reference to SELLER electricity recording equipment.

     PSE&G and SELLER shall retain the records each prepares and maintains in the ordinary course of business relative to the amount of NET ELECTRICAL POWER OUTPUT produced by the COGENERATION FACILITY and supplied to and received by PSE&G at the RECEIPT POINT and any records each prepares and maintains relative to any maintenance, repair or testing of any electricity measuring meter maintained at the SUBSTATION FACILITY. The records possessed by one party shall be made available for inspection by the other party upon reasonable notice of request therefor. All such records shall be maintained for a period of six (6) years.

     SELLER shall install equipment at the PROJECT to enable a measurement of the following electrical quantities: (i) gross real electrical power output of each COGENERATION FACILITY generator; (ii) gross reactive electrical power output of each COGENERATION FACILITY generator; (iii) terminal voltage of each COGENERATION FACILITY generator; (iv) voltage at the POINT OF INTERCONNECTION;
(v) real power flow on the INTERCONNECTION at the POINT OF INTERCONNECTION; (vi) reactive power flow on the INTERCONNECTION at the POINT OF INTERCONNECTION; and
(vii) kilowatthours of NET ELECTRICAL ENERGY received by PSE&G at the POINT OF INTERCONNECTION. PSE&G shall designate, select and specify the equipment to be installed at the PROJECT to enable a measurement of the aforementioned electrical quantities. PSE&G shall purchase and arrange for the delivery of such equipment to SELLER at the PROJECT for installation by SELLER at SELLER's expense. The costs of such equipment shall be paid by SELLER as a cost associated with the design, construction and installation of the INTERCONNECTION as provided in and in accordance with ARTICLE VII of this AGREEMENT. PSE&G shall operate and maintain the equipment installed to measure the electrical quantities specified in this paragraph. SELLER shall pay PSE&G for any costs associated with the operation and maintenance and/or repair of such equipment. SELLER shall pay any billing for operation and maintenance of such equipment within thirty (30) days of the date of the billing.

     SELLER shall be permitted to synchronize any electric generation unit with the PUBLIC SERVICE SYSTEM if, but only if, the equipment PSE&G has directed SELLER to install, pursuant to the preceding paragraph, has been installed, has been inspected by PSE&G and pursuant to such inspection, such installation is determined by PSE&G to meet applicable standards for operation. PSE&G shall conduct and complete the inspection of such installation within fifteen (15) working days of receipt of notice from SELLER that the installation of the equipment has been completed and is available for inspection. In the event PSE&G determines, as a result of its inspection of the installation, that such installation does not meet applicable standards for operation, PSE&G shall, within five (5) working days, furnish written notice to SELLER of such fact setting forth the basis for the determination and any corrective actions SELLER will be required to take to make the installation acceptable to PSE&G.

     Additionally, SELLER shall: (i) lease, at its expense, a telephone circuit or otherwise establish a telecommunications link(s) to permit telemetering by means of both digital data links and analog signals, of the measurements of the electric quantities as specified in this AGREEMENT at PSE&G's Electric System Operations Center in Newark, New Jersey; (ii) pay the costs associated with the installation by PSE&G of equipment required (a) to provide an indication at PSE&G's Electric System Operations Center of the status of circuit breakers at the COGENERATION FACILITY and SUBSTATION FACILITY; (b) to provide an alarm indication of hard lockout relays; and (c) to enable PSE&G to open circuit breaker(s) or other switching equipment at the SUBSTATION FACILITY through supervisory control from PSE&G's Electric System Operations Center to permit the rapid separation of the PROJECT from the PUBLIC SERVICE SYSTEM; and
(iii) pay the costs associated with the purchase and installation of equipment for the purpose of integrating any telemetered information into PSE&G's Electric System Operations Center, including the cost of equipment necessary to receive, display, record and process such telemetered information.

     The costs described in subparagraphs (ii) and (iii) in the preceding paragraph shall be paid by SELLER as a cost associated with the design, construction and installation of the INTERCONNECTION as provided in and in accordance with ARTICLE VII of this AGREEMENT. Such equipment shall be owned, operated and maintained by PSE&G.

                                   ARTICLE XI
                        USE OF THE PUBLIC SERVICE SYSTEM

     The nature and extent of and the terms and conditions relating to SELLER's use of the PUBLIC SERVICE SYSTEM are set forth in their entirety in this AGREEMENT. Except as otherwise provided in and pursuant to the terms and conditions of any applicable PSE&G Tariff on file with the NJBPU or the FERC, SELLER shall not be permitted to use the PUBLIC SERVICE SYSTEM nor shall PSE&G be obligated to provide any service to SELLER, other than as provided in this AGREEMENT. Any rights to or interest in the PUBLIC SERVICE SYSTEM which SELLER has or may claim as a result of this AGREEMENT shall cease or expire upon termination of this AGREEMENT.


                                  ARTICLE XII
                                   EASEMENTS

     Except as otherwise specifically provided in this ARTICLE XII, PSE&G shall acquire any permit(s), easement(s), license(s), rental(s) or right(s)-of-way necessary to interconnect the PROJECT with the PUBLIC SERVICE SYSTEM. Any costs associated with the acquisition of any such easement(s), license(s), rental(s) or right(s)-of-way of a non-recurring nature shall be billed to and paid by SELLER as a cost associated with the design, construction and installation of the INTERCONNECTION in accordance with ARTICLE VII of this AGREEMENT. Any costs associated with the acquisition of any easement(s), license(s), rental(s) or right(s)-of-way of a recurring nature associated with the acceptance of the COGENERATION FACILITY's NET ELECTRICAL POWER OUTPUT under this AGREEMENT shall be billed to SELLER and SELLER shall make payment for any billing of any such recurring costs within thirty (30) days of the receipt thereof.

     In order to interconnect the PROJECT with the PUBLIC SERVICE SYSTEM, PSE&G may be required to maintain certain facilities and equipment on property owned by SELLER. In such event and to enable PSE&G to operate, maintain, repair, reinforce, rearrange, replace, relocate or remove the facilities and equipment necessary to effect, operate and maintain an interconnection between the PROJECT and the PUBLIC SERVICE SYSTEM, SELLER shall obtain from CAMPBELL for conveyance to PSE&G an easement to the property owned by the CAMPBELL for a term, i.e., a duration and in a form and containing terms and conditions acceptable to and approved by PSE&G. The easement, inter alia, shall permit PSE&G, its agents, servants and employees, at any time upon reasonable notice, to have access to such property so as to permit PSE&G, its agents, servants and/or employees to perform any tasks associated with any incident to the operation, maintenance, repair, reinforcement, rearrangement, relocation and/or removal of the facilities and equipment necessary to effect, operate and maintain the interconnection of the PROJECT with the PUBLIC SERVICE SYSTEM.

                                  ARTICLE XIII
                               PERMITS/APPROVALS

     PSE&G shall proceed with and use best efforts to obtain any REQUIRED PERMIT. In the event a third-party files any pleading with any regulatory or other governmental body or institutes a suit at law or in equity challenging the right of PSE&G to receive any REQUIRED PERMIT or in the event any such body challenges the propriety of the issuance to PSE&G of any REQUIRED PERMIT, PSE&G shall not be obligated to commence or, in the event construction has commenced, to complete construction of the INTERCONNECTION until PSE&G obtains a final and non-appealable order/judgment relative to the issuance of such REQUIRED PERMIT or, in the event of a challenge to the issuance thereof, a final and non-appealable order/judgment upholding the issuance of any REQUIRED PERMIT. SELLER agrees to cooperate fully with PSE&G to the extent PSE&G deems such cooperation necessary to secure any REQUIRED PERMIT and/or, in the event same is secured, to defend the issuance of any REQUIRED PERMIT.

     However, in the event the issuance to PSE&G of any REQUIRED PERMIT is challenged by a third-party and a final and non-appealable order/judgment has not been issued in connection with such challenge and, absent an order restraining such further construction, PSE&G shall be obligated to commence or complete construction of the INTERCONNECTION, despite the absence of a final and non-appealable order/judgment relative to such challenge, if, but only if:

  (i) SELLER submits a request in writing to PSE&G requesting PSE&G to commence or complete construction of the INTERCONNECTION; and

  (ii) SELLER agrees in such writing to indemnify and hold harmless PSE&G and each and every of its officers, agents, servants and employees, its successors and assigns, from and against any and all claims, demands, suits, actions and liabilities, losses, damages, and/or judgments, which may arise from the particular action being challenged as well as against any fees, costs, charges or expenses which PSE&G, its officers, agents, servants and employees, its successors and assigns incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third party which in any manner arise out of, relate to, or result from PSE&G's actions which are being challenged.

     PSE&G shall not be obligated to commence or complete construction of the INTERCONNECTION in the event issuance of any REQUIRED PERMIT is denied to PSE&G. Further, PSE&G shall not be obligated to commence or complete construction in the event that any decision of any governmental body to issue any REQUIRED PERMIT is overturned by any court or regulatory body or any court or regulatory body has issued a stay, pending a final adjudication of a challenge, prohibiting construction activity under any REQUIRED PERMIT issued to PSE&G.

     Any cost(s) and/or expense(s) associated with obtaining such REQUIRED PERMIT and/or any cost(s) and/or expense(s) associated with defending the issuance of any such REQUIRED PERMIT shall be paid by SELLER as a cost/expense associated with the design, construction and installation of the INTERCONNECTION as provided in and in accordance with ARTICLE VII of this AGREEMENT.


                                  ARTICLE XIV
                            DEDICATION OF FACILITIES

     No undertaking by PSE&G under any provision of this AGREEMENT shall constitute the dedication to SELLER or to the public of the PUBLIC SERVICE SYSTEM.

                                   ARTICLE XV
                                 REARRANGEMENT

     PSE&G represents to SELLER that it has no present plans or intention to convert its PUBLIC SERVICE SYSTEM in the area of the PROJECT to a higher voltage. However, in the event PSE&G should decide, for cause, at any time or from time to time to convert the PUBLIC SERVICE SYSTEM at the point of connection of the PROJECT to the PUBLIC SERVICE SYSTEM, or in the vicinity thereof, to a different voltage PSE&G shall advise SELLER in writing as soon as PSE&G shall make such decision, but at least three (3) years in advance of making any such conversion. SELLER shall have no obligation to pay for any of the costs associated with the conversion of the PUBLIC SERVICE SYSTEM (including the INTERCONNECTION) to a higher voltage. However, SELLER shall be obligated to install and shall be responsible to pay for the facilities and equipment required to be installed at the PROJECT to continue the interconnected operation of the PUBLIC SERVICE SYSTEM and the COGENERATION FACILITY. Additionally, SELLER shall be responsible to pay for any modification to or replacement of any PSE&G electricity recording meter and associated electricity recording equipment which PSE&G requires to be modified or replaced at the SUBSTATION FACILITY as a consequence of any such conversion. Unless other billing and payment arrangements are mutually agreed upon by PSE&G and SELLER, SELLER shall be billed and shall pay any billing(s) for such costs as such costs are incurred by PSE&G, in accordance with ARTICLE VII of this AGREEMENT. Cause, as specified in this ARTICLE, shall include but not be limited to obsolescence, changing patterns of demand and usage of electric power and energy by PSE&G's retail and sale-for-resale customers or physical destruction of plant, whether the result of deterioration or casualty.

                                  ARTICLE XVI
                   COGENERATION FACILITY/SUBSTATION FACILITY

     In view of PSE&G's statutory obligations to its retail and sale-for-resale customers, PSE&G has adopted general requirements relative to the construction of generation and substation facilities by others. These requirements have been adopted by PSE&G to ensure that any facilities a party plans to construct for connection to the PUBLIC SERVICE SYSTEM are designed, constructed and installed so as to be compatible with the PUBLIC SERVICE SYSTEM and to ensure that operation of these facilities does not adversely affect the integrity, reliability and/or safe operation of any interconnection facility and/or the PUBLIC SERVICE SYSTEM. In connection with the construction of such facilities, PSE&G requires that the plans and specifications for such generation and substation facilities be submitted to PSE&G for review prior to the design, construction and installation of these facilities solely to enable PSE&G to determine, and thus ensure, that the contemplated design, construction and installation for such facilities comport with the aforementioned requirements.

     SELLER shall, at its own expense, design, construct, install, own/lease, operate and maintain the COGENERATION FACILITY and SUBSTATION FACILITY. In order to fulfill its obligation to supply, SELLER shall use its best efforts to secure financing on terms acceptable to SELLER in its sole discretion and, upon securing financing, use best efforts to: (i) initiate the tasks required to obtain any REQUIRED PERMIT, easement(s), license(s), rental(s) or right(s)-of-way for the construction and installation of the PROJECT; and (ii) complete the design, construction and installation of the PROJECT.

     Prior to or in connection with execution of this AGREEMENT, a copy of "Interconnection Protection and Safety Requirements and Standards for Customer-Owned Generating Facilities" (Exhibit 2) has been furnished to SELLER. SELLER shall design, construct and install the COGENERATION FACILITY consistent with the requirements set forth in Exhibit 2. Deviations from the requirements set forth in Exhibit 2, relative to the design, construction and installation of the COGENERATION FACILITY, may be permitted; provided, however, any deviation therefrom must be submitted to and accepted by PSE&G. Notwithstanding any implication to the contrary contained in this ARTICLE, the right of acceptance by PSE&G with respect to the COGENERATION FACILITY, as specified by this ARTICLE shall be limited to a determination as to whether the design of the COGENERATION FACILITY is consistent with the requirements contained in Exhibit 2.

     As soon as practicable after execution of this AGREEMENT, SELLER shall furnish to PSE&G the following:

  A. Plans and specifications for the COGENERATION FACILITY and SUBSTATION FACILITY.

  B.  Single line diagram and details of the proposed protection schemes.

  C.  Instruction manuals for all protective components.

  D. Component specifications and internal wiring diagrams of protection components if not provided in instruction manuals.

  E.  All protective equipment ratings if not provided in instruction manuals.

  F. Generator data required to analyze fault contributions and load flows, including, but not limited to, equivalent impedances and time constants.

     Subsequent to submission to and review by PSE&G of Items A through F enumerated above, PSE&G shall prepare and submit to SELLER "Recommendations and Specifications for a 69,000-Volt Customer Substation" (hereinafter referred to as Recommendations). SELLER shall design the facilities and equipment for the 69kV SUBSTATION FACILITY consistent with the requirements set forth in Recommendations. After preparation of the plans and specifications for the facilities and equipment for the 69kV SUBSTATION FACILITY, SELLER shall submit same to PSE&G for its review and acceptance. The plans and specifications for the SUBSTATION FACILITY may deviate from the requirements set forth in Recommendations; provided, however, any deviation therefrom must be submitted and be acceptable to PSE&G. The final plans and specifications relating to the design of the facilities and equipment for the 69kV SUBSTATION FACILITY must be submitted to and accepted by PSE&G in accordance with the provisions of this ARTICLE XVI. The SUBSTATION FACILITY, as completed, shall be consistent with the final plans and specifications submitted to and accepted by PSE&G.

     PSE&G shall use best efforts to complete any review of any submissions made to PSE&G by SELLER pursuant to and in accordance with the provisions of this
ARTICLE XVI within thirty (30) days of receipt of any such submission.

     Prior to the DATE Of INITIAL OPERATION, PSE&G will perform the functional tests on the relays required by PSE&G located in the SUBSTATION FACILITY. PSE&G will specify and effect the settings of such relays. During the term of this AGREEMENT, PSE&G shall have access to and the right to inspect and perform scheduled maintenance on such relays as well as the right to readjust the settings of such relays as required.

     Upon completion of the INTERCONNECTION, the PUBLIC SERVICE SYSTEM shall be available for and capable of accepting NET ELECTRICAL POWER OUTPUT of SELLER. Thereafter, SELLER shall notify PSE&G when SELLER decides to place any electric generation unit(s) into INITIAL OPERATION. At that time, SELLER shall permit PSE&G to examine the SUBSTATION FACILITY and such electric generation unit(s) to enable PSE&G to determine whether the SUBSTATION FACILITY and the electric generation unit(s) satisfy the final plans and specifications submitted to and accepted by

PSE&G and the requirements contained in Exhibit 2, respectively. PSE&G shall be obligated to synchronize any electric generation unit with the PUBLIC SERVICE SYSTEM and receive electric power and energy from the COGENERATION FACILITY at the RECEIPT POINT from any such electric generation unit at the PROJECT if but only if: (i) PSE&G has determined, after inspection, that the SUBSTATION FACILITY has been completed and the construction and installation thereof has been effected consistent with and in accordance with the final plans and specifications therefor which have been submitted to and accepted by PSE&G;
(ii) SELLER has made the installation at the SUBSTATION FACILITY required by
ARTICLE X and the installation meets the standards set forth in that ARTICLE;
(iii) PSE&G has examined and pursuant to such examination determined that any electric generation unit(s) being placed into INITIAL OPERATION satisfies the requirements contained in Exhibit 2; and, (iv) SELLER has the installation inspected and approved by an electrical inspection authority approved by the New Jersey Department of Community of Affairs and receives and furnishes satisfactory evidence to PSE&G of issuance of a Certificate of Approval relative to the inspection. Thereafter, PSE&G shall permit synchronization of any such electric generation unit(s) with the PUBLIC SERVICE SYSTEM and shall be obligated, at SELLER's request, to commence receipt of electric power and energy supplied to the RECEIPT POINT from any such electric generation unit(s).

     As SELLER decides to place other electric generation unit(s) into INITIAL OPERATION, SELLER shall notify PSE&G and permit PSE&G to conduct an examination thereof to determine whether same satisfies the requirements set forth in
Exhibit 2. SELLER shall not be permitted to synchronize such electric generation unit(s) with the PUBLIC SERVICE SYSTEM nor shall PSE&G be obligated to receive electrical power and energy supplied to the RECEIPT POINT from such electric generation unit(s) unless and until: (i) PSE&G has examined, and pursuant to such examination, determines that such successively completed electric generation unit(s) satisfies the requirements set forth in Exhibit 2; and (ii) SELLER has the installation inspected and approved by an electrical inspection authority approved by the New Jersey Department of Community Affairs and receives and furnishes satisfactory evidence to PSE&G of issuance of a Certificate of Approval. Thereafter, PSE&G shall permit SELLER to synchronize such electric generation unit(s) with the PUBLIC SERVICE SYSTEM and PSE&G shall be obligated to receive electrical power and energy supplied to the RECEIPT POINT from such electric generation unit(s).

     SELLER shall not synchronize any electric generation unit(s) with the PUBLIC SERVICE SYSTEM at any time without notification to and without obtaining the consent of PSE&G, which consent shall not be withheld except pursuant to and in accordance with the provisions of ARTICLE X and this ARTICLE XVI.

     Upon appropriate notification by SELLER, PSE&G shall use best efforts to conduct and complete any examination of the COGENERATION FACILITY, SUBSTATION FACILITY required under the provisions of this ARTICLE within fifteen (15) business days. PSE&G shall not unreasonably delay any such examination nor unreasonably withhold any acceptance required to trigger the DATE OF INITIAL OPERATION. PSE&G's acceptance of the COGENERATION FACILITY and SUBSTATION FACILITY consistent to and in accordance with the provisions of this ARTICLE shall constitute the agreement required by PSE&G to trigger the DATE OF INITIAL OPERATION.

     After the DATE OF INITIAL OPERATION, SELLER shall not rearrange, reconfigure, modify, alter or change in a material way: (i) the SUBSTATION FACILITY without notice to and the acceptance by PSE&G of such rearrangement, reconfiguration, modification, alteration or change which acceptance will not be unreasonably delayed or withheld; or, (ii) any electric generation unit(s) without notice to and acceptance by PSE&G of such rearrangement, reconfiguration, modification, alteration or change, which acceptance will not be unreasonably delayed or withheld and shall be governed by the requirements specified in Exhibit 2.

     Any review made by PSE&G of the Plans and Specifications of the COGENERATION FACILITY or SUBSTATION FACILITY or any examination made by PSE&G of the actual design, construction and/or installation of the COGENERATION

FACILITY or SUBSTATION FACILITY and/or any determination made by PSE&G in connection with any such review of examination shall be solely for the purpose of permitting PSE&G, consistent with its statutory obligations to its retail and sale-for-resale customers, to: (i) determine whether the design, construction and installation of such facilities are compatible with the PUBLIC SERVICE SYSTEM; and (ii) ensure that operation of the COGENERATION FACILITY and SUBSTATION FACILITY will not adversely affect the integrity, reliability or safe operation of the PUBLIC SERVICE SYSTEM.

     PSE&G's review or examination, and any determination made in connection therewith, is not intended to be, nor will same be made by PSE&G for the purpose of, nor should same be interpreted, construed and/or relied upon by SELLER, or any other person or entity, as an endorsement, approval, confirmation and/or warranty of or by PSE&G relative to any aspect of the design, construction or installation of SELLER's facilities, reliability, economic performance and/or their safety, and/or technical feasibility, operational capability and/or the suitability of same for their intended purpose(s). SELLER shall not represent to any third-party that PSE&G's review was undertaken for any reason other than the reasons expressly stated in this ARTICLE.

     SELLER shall permit PSE&G, its officers, agents, servants and employees, its successors and assigns, when and as requested, access to, egress and ingress, from and over the PROJECT, at any time and upon reasonable notice, as same may be necessary or required by PSE&G, to permit PSE&G, its officers, agents, servants and employees, its successors and assigns, to take any action necessary to discharge its obligations or to exercise its rights under this AGREEMENT, including but not limited to access to: (i) permit PSE&G to examine, inspect, test, operate, maintain, repair, remove, rearrange and/or replace its electricity recording equipment and associated electricity measuring equipment; (ii) permit PSE&G to perform switching operations on switchgear located in the SUBSTATION FACILITY; and (iii) permit PSE&G to examine, inspect, test and set protective relays required by PSE&G. SELLER shall not deny, refuse or delay PSE&G's access to the PROJECT, provided that while at the PROJECT such PSE&G representatives shall observe such reasonable safety precautions as may be required by SELLER.

                                 ARTICLE XVII
                                   LIABILITY

     Neither Party nor its officers, directors, partners, agents, servants, employees, affiliates, parent, subsidiaries or respective successors or assigns shall be liable to the other Party (except for Replacement Energy and Capacity Costs as provided for in ARTICLE IV of this AGREEMENT or as otherwise provided in this AGREEMENT) for claims for incidental, special, direct, indirect or consequential damages (Damages) whether such Damages claim is based on a cause of action based in warranty, negligence, strict liability, contract, operation of law or otherwise except where such claim for Damages arises out of, relates to or results from the gross negligence of such Party or the willful disregard by a Party of its obligations under this AGREEMENT; provided, however, each Party shall have the right to seek to recover from the other Party direct damages upon the occurrence of a breach of this AGREEMENT as defined in and which has been established pursuant to and in accordance with ARTICLE XXIV of this AGREEMENT.

                                 ARTICLE XVIII
                                 FORCE MAJEURE

     An event of "Force Majeure" as used herein means an event beyond the reasonable control of and which occurs without the fault or negligence of the Party claiming Force Majeure which events may include but are not limited to: acts of God; strikes, lockouts or other similar such industrial disturbances; acts of the public enemy, wars, civil disturbances, blockades, military actions, insurrections or riots; landslides, floods, washouts, lightning, earthquakes, tornadoes, hurricanes, blizzards or other storms or storm warnings; explosions, fires, sabotage or vandalism; mandates, directives, orders or restraints of any governmental, regulatory or judicial body or agency (other than mandates, directives, orders or restraints either sought, approved or not contested by the party asserting Force Majeure or issued in any bankruptcy or insolvency proceeding for the relief the party asserting Force Majeure); breakage, defects, malfunctioning, or accident to machinery, equipment, materials or lines of pipe or wires; freezing of machinery, equipment, materials or lines of pipe or wires; inability or delay in the obtaining of materials or equipment; inability to obtain or utilize any permit, approval, easement, license or right-of-way. The settlement of strikes, lockouts or other similar such industrial disturbances shall be entirely within the discretion of the Party directly affected. The requirement herein that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other similar such industrial disturbances when such course is, in the opinion of the Party directly affected, inadvisable.

     Notwithstanding this ARTICLE XVIII, for purposes of determining SELLER's payment of Replacement Energy and Replacement Capacity Costs as provided in
ARTICLE IV, Section G, an event of Force Majeure shall not include equipment failures due to (a) wear and tear and (b) defects in manufacture, design or construction.

     In the event PSE&G or SELLER is rendered unable, wholly or in part, by an event of Force Majeure, to perform any obligation it has under this AGREEMENT, it is agreed that, on PSE&G or SELLER giving notice and full particulars of such event of Force Majeure to the other Party, as soon thereafter as practicable, the obligations of PSE&G or SELLER, so far as they are affected by such event of Force Majeure, shall be suspended during the continuance of any inability or incapacity so caused, but for no longer period; provided however, neither Party shall be relieved from any obligation to make payment to the other for expenses already incurred. PSE&G or SELLER shall use best efforts to remedy the cause of such inability or incapacity with all reasonable dispatch.

     Neither Party shall be liable to the other for any claim(s), loss(es), damage(s), liability(ies) or expense(s) sustained or incurred by PSE&G or SELLER, arising out of, relating to, or resulting from PSE&G's or SELLER's inability or incapacity to perform its obligations under this AGREEMENT due to any event of Force Majeure, as herein defined.


                                  ARTICLE XIX
                               PROTECTIVE DEVICES

     SELLER has been advised and acknowledges that actions, conditions, and/or events on the PUBLIC SERVICE SYSTEM may adversely impair PROJECT operations and/or PROJECT and/or CAMPBELL equipment and facilities. As such, SELLER agrees to install, operate and maintain protective devices at the PROJECT and institute and maintain procedures to minimize damage to PROJECT and/or CAMPBELL equipment and facilities and to minimize any interruption in the supply of steam to CAMPBELL, arising as a result of the occurrence of any such PUBLIC SERVICE SYSTEM (or PJM System) condition.


                                   ARTICLE XX
                                INDEMNIFICATION

     Each Party shall indemnify and hold harmless the other Party and each and every of its officers, agents, servants and employees, its successors and assigns of, from and against any and all claims, demands and suits, actions, and liabilities, losses, damages, and/or judgments, which may arise therefrom, as well as against any fees, costs, charges or expenses which PSE&G or SELLER, its officers, agents, servants and employees, its successors and assigns, incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party, which in any manner arise out of, relate to, or result from negligence, strict liability or breach of this AGREEMENT by the indemnifying Party including but not limited to the design, construction, engineering, installation, operation, maintenance, repair, replacement, supervision, inspection, testing, protection, reinforcement, reconstruction, decommissioning, removal, use, control or ownership of its facilities.

     In case a claim is asserted or action brought against either Party as to which it believes it is entitled to indemnification under this ARTICLE XX, the party seeking indemnification shall promptly notify the other in writing of such claim or action. Prompt notice as contemplated in the preceding sentence shall mean such notice as would be required to enable the indemnitor to assert and prosecute appropriate defenses relative to such claim or such action in a timely fashion. If the Party seeking indemnification fails to give the other Party prompt notice of any claim or action as provided in this Paragraph, that Party shall have no obligation to indemnify pursuant to this ARTICLE XX. Upon receipt of such notice request for indemnification, that Party shall promptly make a determination of whether it believes is required to indemnify and shall promptly notify the Party seeking indemnification in writing of that determination. If the Party to whom such notice and request is directed determines that it is required to indemnify the other Party pursuant to this ARTICLE XX, it shall assume the defense of such claim or action, including the employment of counsel and shall assume thereafter the payment of all costs and expenses relative to the defenses of such claim or action. The non indemnifying Party shall cooperate in all reasonable respects with the indemnifying Party in the defense of such claim or action. The non indemnifying Party shall have the right, at its own expense, to employ separate counsel in any such action and to participate in the defense thereof. The indemnifying Party shall not be liable for any settlement of any such claim or action effected without its consent. Before settling any claim or action, the indemnifying Party shall demonstrate to the other that it has sufficient financial means or has made adequate arrangements to make all payments under any such settlement as and when due.

                                  ARTICLE XXI
                                   INSURANCE

     At or prior to closing of the LOAN AGREEMENT, SELLER shall obtain and maintain in force as hereinafter provided, property insurance, comprehensive general liability insurance, including contractual liability coverage with a combined single limit of not less than five million dollars ($5,000,000) for each occurrence, to the extent commercially available on reasonable terms. SELLER shall also obtain and maintain in force a workman's compensation or employee's liability insurance policy in accordance with applicable New Jersey statutory requirements. The insurance carrier or carriers and form of policy shall be subject to prior review and approval of PSE&G to assure compliance with provisions of this Paragraph, and shall be furnished by SELLER to PSE&G within thirty (30) days of the closing of the LOAN AGREEMENT and thereafter on or before January 1 of each year until this AGREEMENT is terminated. SELLER hereby agrees to provide PSE&G with at least thirty (30) days notice of:

     (i) the cancellation of any policy of insurance required by this ARTICLE; or

     (ii) the reduction of any coverage below the levels required by this ARTICLE.

SELLER shall also provide to PSE&G fifteen (15) days prior to the Commencement of Construction evidence of satisfactory workman's compensation coverage.

     Prior to the date SELLER's FACILITY is first operated in parallel with PSE&G's electric system, SELLER shall furnish certificate of insurance to PSE&G which certificate shall provide that such insurance shall not be terminated nor expire except. upon thirty (30) days prior written notice to PSE&G, and shall bear in substance the following clauses:

  A. In consideration of the premium charged, PSE&G is named as an additional insured on SELLER's comprehensive general liability insurance with respect to all covered liabilities arising out of SELLER's use and ownership of SELLER's COGENERATION FACILITY.

  B. The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured; and the coverages afforded by this policy will apply as though separate policies had been issued to each insured. The inclusion of more than one insured will not, however, operate to increase the limit of the carriers' liability. PSE&G will not, by reason of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy.

  C. Any other insurance carried by PSE&G which may be applicable shall be deemed excess insurance and SELLER's insurance primary for all purposes despite any conflicting provision in SELLER's policy to the contrary.

  D. It is expressly agreed and understood that the insurer(s) of SELLER's COGENERATION FACILITY, naming PSE&G as an additional insured, shall waive any right it has to subrogation with respect to PSE&G.

     SELLER shall maintain such insurance in effect for so long as SELLER's COGENERATION FACILITY is operated in parallel with PSE&G's electric system. If SELLER fails to comply with the provisions of this Section, SELLER shall, at its own cost, defend, indemnify, and hold harmless PSE&G, its directors, officers, employees, agents, assigns, and successors in interest from and against any and all loss, damage, claim, cost, charge, or expense of any kind of nature (including direct, indirect, or consequential loss, damage, claim, cost, charge, or expense, including attorney's fees and other costs of litigation) resulting from the death or injury to any person or damage to any property, including the personnel and property of PSE&G, to the extent that PSE&G would have been protected had SELLER complied with all of the provisions of this ARTICLE.

                                  ARTICLE XXII
                                   WARRANTIES

     Except with respect to any lien possessed by a FINANCIER, SELLER warrants and shall be obligated to supply to the RECEIPT POINT NET ELECTRICAL POWER OUTPUT free and clear of any liens and/or adverse claims which might attach to said electric power and energy prior to its supply to and receipt by PSE&G. SELLER agrees to indemnify and hold harmless PSE&G against any and all claims, demands, suits, actions, costs, and liabilities, damages, losses and/or judgments arising out of, relating to or resulting from any such adverse claim or lien, as well as against any fees, costs, charges or expenses which PSE&G might incur in the defense of any such claim, suit, action or similar such demand made or filed by such person, its successors or assigns, asserting such adverse claim. In effecting the right of or obligation to indemnify pursuant-to and in accordance with the provisions of this ARTICLE XXII the procedural provisions set forth in ARTICLE XX of this AGREEMENT shall govern.


                                 ARTICLE XXIII
                             EVENTS OF TERMINATION

     The DATE OF INITIAL OPERATION shall occur on or prior to December 31, 1991, unless extended by mutual written agreement of PSE&G and SELLER as provided in this ARTICLE XXIII. SELLER on or before December 31, 1988 shall provide PSE&G with a schedule for detailed engineering, permitting, purchasing and construction for the PROJECT, from which SELLER and PSE&G shall by mutual agreement identify, in each case, critical path items for PROJECT development. SELLER shall promptly notify PSE&G thereafter of any material revisions, modifications or changes to such schedules.

     Subsequent to submission of the schedules and up to the DATE OF INITIAL OPERATION, SELLER shall provide quarterly status reports describing the progress of engineering, permitting, purchasing (including delivery dates) and construction of the PROJECT. Such reports shall include in sufficient detail explanations of any delays in meeting scheduled dates for commencement or completion of any listed items.

     Either Party may terminate this AGREEMENT without liability to the other Party, except as otherwise provided in this AGREEMENT, upon the occurrence of any of the following events: (i) SELLER's failure to meet the DATE OF INITIAL OPERATION as extended by Force Majeure; (ii) SELLER's failure to have the COGENERATION FACILITY placed in COMMERCIAL OPERATION on or before July 1, 1992, as extended by Force Majeure; (iii) SELLER's failure to complete any critical path item(s) that would delay either the DATE OF INITIAL OPERATION or the DATE OF COMMERCIAL OPERATION past the December 31, 1991 or July 1, 1992 dates as extended by Force Majeure; (iv) a final and non-appealable order/judgment that on the effective date of this AGREEMENT the PROJECT fails to meet the requirements for certification of a qualifying facility established as of the effective date of the AGREEMENT in accordance with Title 18, Code of Federal Regulations, Part 292, Subpart B, Section 292.203 through 292.207, inclusive; provided, however, that any such determination shall not constitute an Event of Termination pursuant to this ARTICLE XXIII if thereafter SELLER uses reasonable efforts to regain qualifying facility status; (v) termination of the agreement of lease between CAMPBELL and SELLER, on or before the DATE OF INITIAL OPERATION, unless a new such lease shall be promptly entered into by CAMPBELL. However, if any of events (i), (ii) or (iii) as described above occurs, and the COGENERATION FACILITY is under a bona fide program of continuous construction, the December 31, 1991 date and the July 1, 1992 date shall be extended for the period reasonably required to satisfy such requirement by mutual written agreement, but in no event shall any extension be allowed beyond twelve (12) months of either of these respective dates. Notwithstanding the foregoing, should SELLER fail to have the COGENERATION FACILITY placed in COMMERCIAL OPERATION on or before July 1, 1992 and such failure is attributable to an event of Force Majeure as provided in ARTICLE XVIII of this AGREEMENT, no extension of this AGREEMENT shall be allowed beyond June 1, 1994 at which time this AGREEMENT at the election and in the sole discretion of PSE&G shall terminate, provided, however, the

June 1, 1994 date will be extended if at such time SELLER is capable of delivering a minimum of 75-80 MW at the nominated SUMMER SEASON conditions in
ARTICLE II, Section C and subject to PSE&G's acceptance of SELLER's plans to achieve COMMERCIAL OPERATION within a reasonable time period.

     If any Event of Termination occurs and either Party elects to exercise its right, as provided in the preceding Paragraph, to terminate this AGREEMENT, such Party shall provide the other Party with written notice of termination of the AGREEMENT (hereinafter referred to as Notice of Termination). The Notice of Termination shall specify the basis for such termination. The AGREEMENT and the Parties obligations hereunder shall terminate effective thirty (30) days after receipt by the other Party of such Notice of Termination.

  Termination of the AGREEMENT for and on account of any Event of Termination specified in this ARTICLE XXIII shall not relieve SELLER from any obligation under this AGREEMENT to pay PSE&G for any unpaid costs associated with the design, construction and installation of the INTERCONNECTION, including but not limited to INTERCONNECTION COSTS, CANCELLATION COSTS, or any other unpaid bill or BILLING STATEMENT and/or Replacement Energy and Replacement Capacity Costs as provided in ARTICLE IV, Section G, Paragraph 5 of this AGREEMENT.

                                  ARTICLE XXIV
                    EVENTS OF DEFAULT AND BREACH OF CONTRACT

                                   SECTION A
                               DEFAULT BY SELLER

     SELLER shall be in default under this AGREEMENT up on the happening or occurrence of any of the following events or conditions, each of which shall be deemed to be an "Event of Default," and each of which shall be considered a breach of contract for purposes of this AGREEMENT unless (i) it is cured in accordance with the provisions specified below, and (ii) SELLER compensates PSE&G for any direct damages which PSE&G suffers as a result of such default.

  1. SELLER breaches or fails to observe or perform, any of the obligations, covenants, conditions, services or responsibilities under this AGREEMENT, unless, within thirty (30) days after written notice from PSE&G specifying the nature of such breach or failure, SELLER either cures such breach or failure or, if such cure cannot be completed within thirty (30) days, commences and diligently pursues such cure.

  2. There is an assignment for the benefit of SELLER's creditors, or SELLER is adjudged a bankrupt, or a petition is filed by or against SELLER under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Laws, or the business or principal assets of SELLER are placed in the hands of a receiver, assignee or trustee, or SELLER is dissolved, or SELLER's existence is terminated, or its business is discontinued; provided, however, that the events described in this Paragraph 2 shall not constitute an Event of Default or otherwise affect the validity of this AGREEMENT, so long as the terms, covenants and conditions of this AGREEMENT on the part of SELLER are performed, and in such event, this AGREEMENT shall continue to remain in full force in accordance with the terms herein contained.

  3. SELLER takes any actions which prevent PSE&G from performing any of the obligations, covenants, conditions, responsibilities or services under this AGREEMENT, unless, within thirty (30) days after written notice from PSE&G specifying the nature of such action or failure to act, SELLER either cures such action or failure to act, or, such cure cannot be completed within thirty (30) days, commences and diligently pursues such cure.

  4. SELLER, subsequent to the DATE OF COMMERCIAL OPERATION fails to deliver electric power to PSE&G for two hundred and forty (240) out of three hundred and sixty five (365) days for any reason other than Force Majeure or a curtailment in accordance with ARTICLE II, Section D(2), (3), (4), (5) or (6) of this AGREEMENT.

  5. SELLER fails to complete regular and required maintenance, testing or inspection of the COGENERATION FACILITY and appurtenant equipment as required by this AGREEMENT within thirty (30) days after written notice of the need therefor by PSE&G; provided, however, if such maintenance testing or inspection cannot be completed within thirty (30) days SELLER shall not be in default if it has commenced and is diligently pursuing such activities.

  6. SELLER continues to violate any code, regulation and/or statute applicable to the construction, installation or operation of the interconnection equipment and devices on SELLER's side of the RECEIPT POINT and such violation is adverse to PSE&G, in accordance with this AGREEMENT, after written notice by PSE&G of such violation; provided, however, that if an immediate cessation of such violation is not possible or required by the nature of such violation SELLER shall not be in default if it immediately commences and diligently pursues steps necessary to cease any such violation.

                                   SECTION B
                                DEFAULT BY PSE&G

     PSE&G shall be in default under this AGREEMENT upon the happening or occurrence of any of the following events or conditions, each of which shall be deemed to be an "Event of Default" and each of which shall be considered a breach of contract for purposes of this AGREEMENT unless (i) it is cured in accordance with the provisions specified below, and (ii) PSE&G compensates SELLER for any direct damages which SELLER suffers a result of such default.

  1. PSE&G breaches or fails to observe or perform any of the obligations, covenants, conditions, services or responsibilities under this AGREEMENT, unless, within thirty (30) days after written notice from SELLER specifying the nature of such breach or failure, PSEW either cures such breach or failure, or, if such cure cannot be completed within thirty (30) days, commences and diligently pursues such cure.

  2. PSE&G fails to accept deliveries of electricity from the COGENERATION FACILITY for any reason other than a reason permitted under ARTICLE II or
     ARTICLE XVIII of the AGREEMENT and such failure continues for a period of thirty (30) days following receipt of notice of such failure.

  3. There is an assignment for the benefit of PSE&G's creditors, or PSE&G is adjudged bankrupt, or a petition is filed by or against PSE&G under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Law, or the business or principal assets of PSE&G are placed in the hands of a receiver, assignee or trustee, or PSE&G is dissolved, or PSE&G's existence is terminated, or its business is discontinued; provided, however, that the events described in this Paragraph 3 shall not constitute an Event of Default or otherwise affect the validity of this AGREEMENT, so long as the payment for energy and capacity delivered by the COGENERATION FACILITY to PSE&G as provided under ARTICLE IV hereof continues to be paid and the other terms, covenants and conditions of this AGREEMENT on the part of PSE&G are performed, and in such event, this AGREEMENT shall continue to remain in full force in accordance with the terms herein contained.

  4. PSE&G takes any actions which prevent SELLER from performing any of the obligations, covenants, conditions, responsibilities or services under this AGREEMENT, unless within thirty (30) days after written notice from SELLER specifying the nature of such action or failure to act, PSE&G either cures such action or failure to act, or, if such cure cannot be completed within thirty (30) days, commences and diligently pursues such cure.

  5. PSE&G fails to pay, when due, the payment provided under ARTICLE IV, and such failure continues for a period of thirty (30) days following the receipt by PSE&G of notice of such failure; provided, however, PSE&G shall not be considered in default if (i) it has paid the undisputed portion of any payment due under this AGREEMENT and (ii) the Parties are in the process of resolving any disputed portion in accordance with the terms set forth in ARTICLE VI of this AGREEMENT.

                                   SECTION C
                                   REMEDIES

     In the event a party claims that an Event of Default has occurred, such party shall provide the other party with written notice thereof (hereinafter referred to as Notice of Breach). The Notice of Breach shall state the basis for such claim and any remedy sought. The Parties shall have thirty (30) days within which to resolve the dispute via negotiation. If within such thirty (30) day period after service of the Notice of Breach, the Parties are unable to resolve their differences by negotiation, either Party shall have the right to submit the dispute for resolution to either arbitration or to any regulatory body having jurisdiction.

     The nature and extent of any damage incurred or sustained by the non-breaching Party, as a result of any Event of Default shall be determined and calculated as of the date the Event of Default commenced.

     Except as otherwise provided in ARTICLE XVIII and ARTICLE XXIV of this AGREEMENT, neither Party shall refuse to make, suspend or delay any payment(s) otherwise required to be made under this AGREEMENT or refuse to carry out any of its obligations under this AGREEMENT for or on account of or as a result of an alleged breach of this AGREEMENT or Event of Default.

     Any waiver by a Party of any breach or Event of Default shall be deemed to extend only to the particular breach or Event of Default waived and shall not limit or otherwise affect any right(s) that such party may have with respect to any other of future breach or Event of Default, whether of a similar or difference nature.


                                  ARTICLE XXV
                                  ARBITRATION

     Any controversy, dispute or claim between the Parties to this AGREEMENT, which the Parties are unable to resolve by negotiation or over which any regulatory body lacks jurisdiction, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA), then in effect, and the provisions of this ARTICLE. If arbitration is chosen by either Party, no suit at law which seeks to resolve any controversy, dispute or claim between the Parties shall be instituted by either Party hereto, except where such suit is instituted to confirm an arbitration award received pursuant to this ARTICLE. However, nothing contained herein shall deprive either Party of any right to: (i) obtain injunctive or other equitable relief in any Court in the State of New Jersey, on an interim basis in accordance with ARTICLE XXVI of this AGREEMENT or otherwise pending disposition of the arbitration of any controversy, dispute or claim if such relief is available under applicable principles of law and equity; and/or (ii) assert any crossclaim or third-party claim in any suit at law instituted by a third-party; and/or (iii) file and prosecute any complaint at and with the regulatory agency having jurisdiction or make and prosecute any claim or position in any filing made with such regulatory agency by either party or some third-party.

     Any controversy, dispute or claim submitted to arbitration shall be settled by arbitration in Newark, New Jersey in accordance with the laws of the State of New Jersey. Any award entered pursuant to such arbitration shall be binding on both Parties and judgment upon the award rendered or received may be entered in the Superior Court of the State of New Jersey pursuant to N.J.S.A. 2A:24-1 et seq.

     Exclusive jurisdiction relative to the entry of judgment on any arbitration award relative to any controversy or claim between the parties shall be in any court of appropriate subject matter jurisdiction located in New Jersey, and the Parties to this AGREEMENT expressly subject themselves hereby to the personal jurisdiction of said court for entry of any such judgment and for the resolution of any dispute, action, or suit arising in connection with the entry of such judgment.

     The controversy or claim to be arbitrated shall be referred to three (3) arbitrators, one to be selected by each party and the third to be selected by the AAA. The selections to be made by the parties shall be made from the list of the National Panel of Arbitrators maintained by the AAA. The arbitrator to be selected by the AAA shall be qualified to pass on any technical or engineering matters and shall be independent of and acceptable to both PSE&G and SELLER. All decisions and awards shall be made by a majority of the arbitrators, except for decisions relating to discovery as set forth herein.

     In the event any arbitrator dies, or refuses to act, or becomes incapable, incompetent or unfit to act before hearings have been completed and/or before an award has been rendered, a successor arbitrator may be selected by the party who originally made the selection. The selection of the successor arbitrator shall be made consistent with the selection procedure set forth in the preceding paragraph.

     The arbitrators selected pursuant to this AGREEMENT shall be governed by and apply the laws of the State of New Jersey and federal law, as applicable, in conducting any arbitration proceeding and/or in making any award.

     Notice of a demand for arbitration (hereinafter referred to as Demand for Arbitration) of any controversy or dispute between the Parties shall be filed in writing with the AAA by the Party seeking arbitration and a copy of same shall be served contemporaneously with such filing on the other Party. The notice shall state, with specificity, the nature of the dispute and the remedy sought. After such notice has been filed, the Parties may make discovery of any matter relevant to such dispute before the hearing, to the extent and in the manner provided by the Rules Governing civil Practice in the Superior Court contained in the Rules Governing the Courts of the State of New Jersey. Any question that may arise with respect to the obligations of the Parties relative to discovery and/or relative to the protection of the discovery materials shall be referred solely to the arbitrator selected by the AAA. His determination shall be final and conclusive. Discovery shall be completed not later than ninety (90) days after filing of the notice of arbitration unless such period for discovery is extended by the arbitrator selected by the AAA, upon a showing of good cause by either Party to the arbitration.

     The arbitrators may consider any material which is relevant to the subject matter of any such controversy even if such material might also be relevant to an issue or issues not subject to arbitration hereunder. A stenographic record shall be made of any arbitration hearing.

     Any costs associated with any arbitration under this ARTICLE, including but not limited to attorney fees and witness expenses, shall be paid by the Party against whom an award is entered unless the arbitrators by their award otherwise provide.

     Arbitration may not be utilized and the arbitrators selected in accordance with this ARTICLE shall not possess the authority or power to alter, amend or modify any of the terms or conditions or charges set forth in this AGREEMENT, and further, the arbitrators may not enter any award which alters, amends or modifies such terms, conditions or charges in any form or manner.


                                 ARTICLE XXVI
                             SPECIFIC PERFORMANCE

     Without regard to the requirements or provisions of this AGREEMENT, in addition to any of the rights and/or remedies referred to in this AGREEMENT, either Party shall have the right to institute an action against the other Party in a court of equity in the State of New Jersey or at the NJBPU to obtain specific performance by such other Party of any of such other Party's obligations under this AGREEMENT if available in accordance with applicable principles of law and equity.

                                 ARTICLE XXVII
                               ENTIRE AGREEMENT

     The AGREEMENT constitutes the entire AGREEMENT between the Parties with respect to the matters contained herein and all prior AGREEMENTS with respect thereto are superseded hereby. Each Party confirms that it is not relying on any oral representations or warranties of the other Party except as specifically set forth herein. No additions, amendments or modifications hereof or of any terms included herein shall be binding unless duly executed by both Parties.

                                ARTICLE XXVIII
                              ASSIGNMENT/TRANSFER

     SELLER may at any time and from time to time during the term of this AGREEMENT, assign its rights in this AGREEMENT to FINANCIER. PSE&G shall, at SELLER's request, execute a Consent to Assignment provided that the terms and conditions of same are reasonably acceptable to PSE&G and, in connection with any such request, SELLER submits to PSE&G for review any relevant documents requested by PSE&G, which documents shall be treated by PSE&G as confidential, and not disclosed to any third-party without the written consent of SELLER. Upon written notice to PSE&G, SELLER may transfer its rights and obligations under this AGREEMENT to any entity controlling, controlled by or under common control with SELLER. Except as otherwise provided herein with respect to FINANCIER or any entity controlling, controlled by or under common control with SELLER, SELLER may not assign its rights and/or transfer its rights and obligations in this AGREEMENT without the prior written consent of PSE&G, which consent shall not be unreasonably withheld or delayed. Nothing contained herein shall prevent SELLER from pledging or mortgaging all or any part of the property of the PROJECT in connection with financing the PROJECT.

     Except with respect to any entity controlling, controlled by or under common control with SELLER, no assignee, transferee, pledgee or mortgagee and/or any person designated by such assignee, transferee, pledgee or mortgagee may operate the PROJECT, pursuant to any rights such party may have under any mortgage, assignment, transfer, or security agreement, unless such entity or person has been approved and authorized by PSE&G to operate the PROJECT, and in connection with seeking to obtain such approval and authorization, agrees to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT while operating the PROJECT. PSE&G shall not unreasonably delay or withhold any such approval or authorization.

     PSE&G may, on notice to and with the approval of SELLER, assign its rights in this AGREEMENT. Additionally, PSE&G may, on notice to and with the approval of SELLER, assign and transfer its rights and obligations under this AGREEMENT to any entity controlling, controlled by or under common control with PSE&G. SELLER shall not unreasonably delay or withhold any approval of an assignment or assignment/transfer by PSE&G provided that the assignee or assignee/transferee agrees to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT.


                                 ARTICLE XXIX
                               CURE BY FINANCIER

     During any term of this AGREEMENT, SELLER shall provide PSE&G with such information as to enable it to know the name(s) and address(es) of any FINANCIER on a current basis. For so long as SELLER shall have outstanding and unpaid any financing liabilities, PSE&G agrees to promptly furnish to all FINANCIERS, then known to PSE&G, a copy of any Notice of Cancellation, Notice of Nonperformance, Notice of Suspension, Notice of Breach, Demand for Arbitration or Notice of Termination given to SELLER. Additionally, PSE&G shall not terminate this AGREEMENT unless any written notice of such termination or breach, as the case may be, and the reasons therefor have been given to and received by each FINANCIER then known to PSE&G thirty (30) days prior to the effective date of the termination. PSE&G shall not terminate this AGREEMENT if, after notice thereof, and prior to any effective date of termination FINANCIER has:

     (i) cured the condition precipitating the Notice of Breach under ARTICLE XXIV or Notice of Termination under ARTICLE XXIII; or

     (ii) if the condition precipitating such Notice of Breach or such Notice of Termination is not capable of being cured prior to the date of termination, commenced in a diligent manner to cure the condition precipitating the Notice of Breach or Notice of Termination and for so long as the FINANCIER diligently continues such efforts; or

     (iii) if the condition precipitating the Notice of Breach or Notice of Termination is not capable of being cured prior to the date of termination, caused the initiation of and is diligently prosecuting efforts to gain possession of the PROJECT and for so long as the FINANCIER diligently continues such efforts.

In the event FINANCIER gains possession of the PROJECT, FINANCIER shall promptly designate a person to operate the PROJECT. The name and credentials of the person so designated shall be promptly submitted thereafter to and such person so designated must be approved and authorized by PSE&G to operate the PROJECT. Any approval of the person so designated shall not be unreasonably delayed or withheld by PSE&G. In the event PSE&G approves the person so designated, PSE&G shall not be obligated to give authorization to the person so designated to actually operate the PROJECT unless and until the person so designated agrees in writing to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT for the period during which the person so designated intends to operate the PROJECT. Upon execution of the aforesaid instrument, the person so designated shall thereafter, inter alia, be responsible for all obligations incurred by it under this AGREEMENT and commence payment. However, FINANCIER, and the person so designated, shall have no responsibility whatsoever for any obligation SELLER incurred prior to the date on which FINANCIER takes possession of the PROJECT.

     In the event of a foreclosure and a resultant sale or transfer of the PROJECT to a new entity, any obligation of PSE&G to perform its obligations under the AGREEMENT shall be conditioned upon: (i) the approval by PSE&G of any new operator of the PROJECT, which approval shall not be unreasonably withheld or delayed; (ii) agreement by the new entity to comply with the rules and regulations of the NJBPU, the FERC, and any other agency having jurisdiction over the PROJECT relative to the sale or transfer of same; (iii) receipt by such new entity of any license(s), permit(s) and approval(s) as may be required in connection with the sale or transfer of the PROJECT; and (iv) the execution and delivery of a written assumption agreement, in form satisfactory to PSE&G, pursuant to which the new entity and/or operator agree to assume all obligations under and agree therein to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT.

     Notwithstanding any rights which FINANCIER may have, in the event PSE&G interrupts acceptance of the NET ELECTRICAL POWER OUTPUT from the COGENERATION FACILITY in connection with the occurrence of the condition or event which precipitated the Notice of Termination or Notice of Breach, PSE&G shall not be obligated to resume acceptance of such NET ELECTRICAL POWER OUTPUT unless the condition or event or cause thereof which precipitated the Notice of Termination or Notice of Breach is or has been remedied in accordance with the provisions, of this AGREEMENT. Prior to PSE&G being obligated to resume such acceptance from the COGENERATION FACILITY, PSE&G shall have the right to require FINANCIER to provide adequate assurance to PSE&G that the condition or event precipitating the Notice of Termination or Notice of Breach will not reoccur.


                                  ARTICLE XXX
                         FINANCIER SECURITY AGREEMENTS

     As provided in ARTICLE XXVIII, SELLER may assign any rights in this AGREEMENT to FINANCIER and may pledge or mortgage any or all of the property of the PROJECT. In the event FINANCIER alleges that a breach or an event of default has occurred under any operative agreement between FINANCIER and SELLER and FINANCIER thereafter elects to exercise any right(s) under any applicable security, mortgage, assignment or other agreement then in affect between FINANCIER and SELLER, it is agreed that, upon receipt of such notice from

     FINANCIER, PSE&G shall provide notice to SELLER and thereafter PSE&G shall accept the instructions of FINANCIER in accordance with the terms of any applicable security, mortgage or assignment agreement. In such event, SELLER shall have no claim against PSE&G for, and hereby agrees to release PSE&G from, any liability for any cost, expense, loss, damage or liability SELLER may incur or sustain arising out of, relating to or resulting from any action(s) which PSE&G determines it is obligated to take pursuant to any operative agreement between SELLER and FINANCIER.

     Notwithstanding the foregoing, in the event PSE&G provides a notice to SELLER under this Section, and SELLER notifies PSE&G that it disagrees with and is actively contesting the FINANCIER'S allegation that an event of default has occurred under any operative agreement between FINANCIER and SELLER, PSE&G may in its reasonable discretion elect not to accept the instructions of such FINANCIER, provided that SELLER shall (i) indemnify PSE&G in accordance with the terms of ARTICLE xx for any cost, expense, loss, damage or liability which PSE&G may incur or sustain as a result of PSE&G's failure to follow the instructions of such FINANCIER, and (ii) provide PSE&G with a non-cancellable surety bond, irrevocable bank letter of credit or other security in form, substance and amount acceptable to PSE&G upon which PSE&G can draw in the event it incurs or sustains any expense, loss, damage or liabilities as a result of its failure to follow the instructions of such FINANCIER.

                                 ARTICLE XXXI
                         DETERMINATION OF PSE&G COSTS

     The costs for any work done or service performed by PSE&G personnel, as required by this AGREEMENT including without limitation the costs of the INTERCONNECTION, which costs are to be billed to and to be paid by SELLER pursuant to this AGREEMENT shal1 be determined by PSE&G in accordance with PSE&G's "Procedures for Work Done at the Expense of others," then in effect.


                                 ARTICLE XXXII
                           STANDARD FOR PERFORMANCE

     Unless otherwise expressly provided for in this AGREEMENT, PSE&G shall undertake and discharge any obligation it has in this AGREEMENT to, inter alia, design, construct, install, operate, maintain, repair, replace, reinforce, rearrange, purchase, select, examine, review, inspect or accept any facility or equipment pursuant to and in accordance with any applicable PSE&G practice(s), standard(s) and/or procedure(s). PSE&G shall use the same care and diligence in controlling the costs of any such activity(ies) SELLER is required to make payment for under this AGREEMENT as if the activity(ies) was being performed by and for PSE&G's own account.

                                ARTICLE XXXIII
                           STANDBY ELECTRIC SERVICE

     In the event SELLER requires standby electric service to the COGENERATION FACILITY same shall be furnished by PSE&G pursuant to an applicable tariff on file with the NJBPU. In such event, pursuant to and in accordance with the provisions of The Order of the NJBPU in "In the Matter of the Consideration and Determination of Cogeneration and Small Power Production Standards Pursuant to the Public Utility Regulatory Policies, Act of 1978, Docket No. 8010-687," PSE&G will establish a credit (Credit) for SELLER in an amount determined in accordance with the following:

ESTIMATED COST FOR STANDBY FACILITY      ACTUAL COST FOR = CREDIT
-----------------------------------   X  INTERCONNECTION
ESTIMATED COST FOR INTERCONNECTION


     The estimated cost for standby facility will be furnished to SELLER as soon as practicable after execution of this AGREEMENT.

     This Credit will be refunded to SELLER without interest, in whole or in part, in annual payments over the ten (10) year period following the DATE OF COMMERCIAL OPERATION. The amount of refund for each annual period will be calculated as follows:

TOTAL OF PAYMENTS MADE FOR
ELECTRIC SERVICE SUPPLIED BY PSE&G
UNDER THE APPLICABLE PREVAILING    X 10% = AMOUNT OF REFUND
RATE SCHEDULE DURING THE PRECEDING
ANNUAL PERIOD

The total refund during such ten (10) year period shall not exceed the amount of the Credit determined pursuant to and in accordance with the provisions of this Paragraph. If after such ten (10) year period SELLER has not received, based on its annual payments for electric service, a total refund of the Credit, SELLER shall forfeit any further entitlement to any balance of the Credit remaining at the end of such ten (10) year period.

                                 ARTICLE XXXIV
                            SUCCESSORS AND ASSIGNS

     This AGREEMENT shall be binding upon and shall inure to the benefit of or may be performed by, the successors and assigns of the Parties, except that, no assignment, pledge or other transfer of this AGREEMENT by any Party shall operate to release the assignor, pledgor or transferor from any of its obligations under this AGREEMENT, unless consent to the release is given in writing by the other Party, which consent shall not be unreasonably delayed or withheld, or unless such transfer is incident to a reorganization or merger or consolidation with or transfer of all or substantially all of the assets of the transferor to another person or business entity which person or entity shall, as part of such succession, assumes all the obligations of the transferor under this AGREEMENT.

                                 ARTICLE XXXV
                                 CHOICE OF LAW

     This AGREEMENT shall be interpreted, construed, governed by, performed and enforced in accordance with the laws of the State of New Jersey and federal law, where applicable. All questions concerning the validity, construction and enforceability of this AGREEMENT as well as questions concerning the sufficiency or other aspects of performance under this AGREEMENT shall be determined under the laws of the State of New Jersey without recourse to the law governing conflict of laws.


                                 ARTICLE XXXVI
                                   CAPTIONS

     The subject headings of the ARTICLES of this AGREEMENT are inserted solely for the purpose of convenient reference and are not intended to, nor shall same affect the meaning of any provision of this AGREEMENT.


                                ARTICLE XXXVII
                                 COUNTERPARTS

     This AGREEMENT may be executed in counterparts. Each shall be deemed an original but together shall constitute one and the same instrument.

                                ARTICLE XXXVIII
                                 MISCELLANEOUS

     This AGREEMENT and the obligations of the Parties hereunder are subject to all present and future valid laws and to all valid present and future orders, rules and regulations of any court or regulatory authority having jurisdiction.

     In case of conflict between any provisions hereof and any applicable law, regulation or regulatory order, such applicable law, regulation or regulatory order shall govern.

     All terms defined in this AGREEMENT shall have the same defined meanings when used in any notice, correspondence, report or other document made or delivered pursuant to or in connection with this AGREEMENT, unless the context shall otherwise require.

     Each reference herein to SELLER and PSE&G shall be deemed to include their respective successors and assigns.

     All of the covenants, warranties, undertakings and agreements of SELLER and PSE&G shall bind the respective Parties, their successors and assigns.


                                 ARTICLE XXXIX
                                 RESERVATIONS

     No Party shall be prejudiced or bound, except as otherwise specifically provided herein, nor shall any Party be deemed to have approved, accepted, agreed or consented to any concept, theory or principle underlying or supposed to underlie any of the matters contained herein, including but not limited to any concept, theory, principle or method used to calculate the rates provided for herein.

     All Parties further understand and agree that the provisions of this AGREEMENT relate only to the specific matter referred to herein and no Party or person waives any claim or right which it may otherwise have with respect to any matter not expressly provided for herein.


                                  ARTICLE XL
                            SURVIVAL OF OBLIGATIONS

     Termination of this AGREEMENT for any reason shall not relieve PSE&G or SELLER of any obligation accruing or arising prior to such termination.


                                  ARTICLE XLI
                                    NOTICES

     Any notice, request, demand, or statement which either PSE&G or SELLER may desire to give to the other shall be in writing and except as otherwise provided for in this AGREEMENT shall be considered as duly delivered when mailed by certified mail or delivered against receipt by messenger or overnight courier addressed to said Party as follows:

     (a) If to PUBLIC SERVICE ELECTRIC AND GAS COMPANY:

         Public Service Electric and Gas Company
         80 Park Plaza - Mail Code T11A
         P. 0. Box 570
         Newark, New Jersey 07101-0570
         ATTENTION: MANAGER - COGENERATION

     (b) If to SELLER or to such other person or address as the addressee may have specified in a notice duly given as provided herein.

     Except as otherwise provided in this AGREEMENT, routine communication's and BILLING STATEMENTS shall be considered as duly delivered when mailed by either certified or ordinary mail:

     (a) If to PUBLIC SERVICE ELECTRIC AND GAS COMPANY:

         Public Service Electric and Gas Company
         80 Park Plaza - Mail Code T11A
         P. 0. Box 570
         Newark, New Jersey 07101-0570
         ATTENTION:  MANAGER - COGENERATION

     (b) If to SELLER or to such other person or address as the addressee may have specified in a notice duly given as provided herein.

         General Electric Power Funding
         1 River Road
         Building 2, Room 741
         Schenectady, N.Y. 12345
         Attn: Vice President Investments

     IN WITNESS WHEREOF, this AGREEMENT has been executed and delivered as of the date and year first above written.



                                SELLER
                                By: CAMDEN COGEN, L. P.

                                    By:
                                       ___________________________


                                    PUBLIC SERVICE ELECTRIC
                                        AND GAS COMPANY


                                    By: /s/ SIGNATURE APPEARS HERE
                                       ___________________________